SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Neogen Corporation

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August 28, 2015

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Neogen Corporation on Thursday, October 1, 2015, at 10:00 a.m. Eastern Time. The Annual Meeting will be held at the University Club of Michigan State University, located at 3435 Forest Road, Lansing, Michigan 48909.

The Annual Meeting will feature a report on Neogen’s business activities, voting on the election of directors and other important proposals. We also will have product displays and product demonstrations by Company personnel. On the following pages you will find the notice of the Annual Meeting of Shareholders and the proxy statement.

It is important that your shares are represented at the Annual Meeting, regardless of how many shares you own. Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as soon as possible. Sending a proxy card will not affect your right to vote in person if you attend the meeting.

Sincerely,

James L. Herbert

Chairman & Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting,

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

620 Lesher Place

Lansing, MI 48912

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS OF NEOGEN CORPORATION

Date:	October 1, 2015

Time:	10:00 a.m., Eastern Time

Place:	The University Club of Michigan State University, 3435 Forest Road, Lansing, Michigan 48909

Items of Business:

•	The election of three Class I directors, each to serve for a three year term;

•	To approve the establishment of the Neogen Corporation 2015 Omnibus Incentive Plan;

•	To approve by non-binding vote, the compensation of executives;

•	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2016; and

•	To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

All shareholders are cordially invited to attend the meeting. At the meeting, you will hear a report on the Company’s business and have a chance to meet the directors and executive officers. A copy of the 2015 Annual Report is enclosed.

Only shareholders of record at the close of business on August 3, 2015 are entitled to notice of, and to vote at, the meeting.

Your vote is important. Please vote your shares promptly. Complete, sign, date and return your proxy card to vote your shares. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.

Steven J. Quinlan

Secretary

August 28, 2015

Neogen Corporation

620 Lesher Place

Lansing, MI 48912

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

October  1, 2015

GENERAL INFORMATION

These proxy materials are provided in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) of Neogen Corporation (the “Company”) to be held on Thursday, October 1, 2015 at 10:00 a.m., Eastern Time, at the University Club of Michigan State University, located at 3435 Forest Road, Lansing, Michigan 48909, and at any adjournment of the meeting. The solicitation will begin on or about August 28, 2015.

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Election of three Directors;

•	Approval of the establishment of the Neogen Corporation 2015 Omnibus Incentive Plan;

•	Proposal to approve by non-binding vote, the compensation of executives; and

•	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2016.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise by the filing of a written notice of revocation with our Secretary, by delivering to our Secretary a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

All shares represented by a properly executed proxy will be voted unless the proxy is revoked. If a choice is specified, it will be voted in accordance with that specification. If no choice is specified, the proxy holders will vote the shares in accordance with the recommendations of the Board, which are set forth with the discussion of each matter later in this Proxy Statement. With respect to any matter not set forth on the proxy card that properly comes before the Annual Meeting, the proxy holders named in the proxy card will vote as the Board recommends or, if the Board makes no recommendation, at their discretion.

In summary, the Board recommends that you vote:

•	FOR the election of the nominees for Directors;

•	FOR the establishment of the Neogen Corporation 2015 Omnibus Incentive Plan;

•	FOR the proposal to approve, by non-binding vote, the compensation of executives;

•	FOR ratification of the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for 2016.

All shareholders at the close of business on August 3, 2015, the record date for the meeting, are entitled to vote at the meeting. On August 3, 2015 there were 37,264,783 shares of the Company’s common stock outstanding. For each proposal, each shareholder is entitled to one vote for each share of the Company’s common stock owned at that time.

If you are a shareholder of record, you may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian) you should indicate your name and title or capacity. You may also vote via the internet or telephone. Your proxy card will contain instructions for voting utilizing any of these methods.

You may also vote in person at the Annual Meeting or may be represented by another person at the meeting after designating that person by executing a proper proxy.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you will receive instructions from the street name holder that you must follow in order to have your shares voted.

If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from the shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken. Under applicable law and the New York Stock Exchange (the “NYSE”) rules and regulations, brokers have the discretion to vote on routine matters, such as the ratification of the appointment of the Company’s independent auditors. The election of Directors, the establishment of the 2015 Neogen Corporation Omnibus Incentive Plan, and the advisory vote on the Company’s compensation arrangements are not considered to be routine matters under applicable NYSE rules.

It is important that you instruct your broker how to vote shares held by you in street name using the vote instruction form provided by your broker. Your broker should vote your shares as you direct if you provide timely instructions on how to vote by following the information provided to you by your broker.

A plurality of the shares voting is required to elect Directors. This means that the nominees who receive the most votes will be elected to the open Director positions. In counting votes on the election of Directors, abstentions, broker non-votes and other shares not voted will be counted as not voted.

The proposals for the establishment of the Neogen Corporation 2015 Omnibus Incentive Plan, to approve by non-binding vote the compensation of executives and the ratification of the appointment of BDO as the independent registered public accounting firm for 2016 will be approved if a quorum is present for the conduct of business and a majority of the shares voted at the meeting are voted in favor of the proposal.

As to the election of Directors, the three nominees who receive the greatest number of votes will be elected to a three-year term. In accordance with the Company’s Governance guidelines, in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation to the Board of Directors for consideration in accordance with the procedures described below, following certification of the shareholder vote. The Governance Committee (the “Governance Committee”) of the Company shall promptly consider the resignation offer and recommend to the Board action with respect to the tendered resignation, which may include accepting the resignation, rejecting the resignation but addressing the underlying cause of the “withheld” votes, determining not to re-nominate the Director in the future, or any other action the Governance Committee deems to be appropriate and in the best interests of the Company.

In considering what action to recommend with respect to the tendered resignation, the Governance Committee will take into account all factors deemed relevant by the members of the Governance Committee including, without limitation, any stated reasons why shareholders “withheld” votes for election from such Director, the length of service and qualifications of the Director whose resignation has been tendered, the overall composition of the Board of Directors, the Director’s contributions to the Company, the mix of skills and backgrounds on the Board of Directors, whether accepting the tendered resignation would cause the Company to fail to meet any applicable requirements of the Securities and Exchange Commission (the “SEC”) or NASDAQ Global Select Market (“NASDAQ”), and the Company’s Governance Guidelines. The Board will act on the Governance Committee’s recommendation no later than 90 days following certification of the shareholder vote. In considering the Governance Committee’s recommendation, the Board will consider the factors and possible actions considered by the Governance Committee and such additional information, factors and possible actions as the Board believes to be relevant or appropriate. To the extent that one or more Directors’ resignations are accepted by the Board, the Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

PROPOSALS FOR SHAREHOLDER ACTION

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Company shall have at least five and no more than nine directors, with the exact number to be determined by the Board. The Board is currently comprised of nine directors. The directors are classified into three classes to serve for the terms set forth next to their names or until their successors have been duly qualified and elected.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director are currently Directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board for any reason may be filled by vote of a majority of the Directors then in office for the full term of the class in which the vacancy occurs.

Nominees	Expiration of Proposed Term
Class I:
Richard T. Crowder, Ph.D.	2018
A. Charles Fischer	2018
Ronald D. Green, Ph.D.	2018

Directors continuing in office	Expiration of Term
Class II:
William T. Boehm, Ph.D.	2016
Jack C. Parnell	2016
Clayton K. Yeutter, Ph.D.	2016

Class III:
James L. Herbert	2017
G. Bruce Papesh	2017
Thomas H. Reed	2017

Name of Director	Age	Position	Director Since
James L. Herbert	75	Chairman and CEO of the Company, Director	1982
William T. Boehm, Ph.D. (1) (3)	68	Director	2011
Richard T. Crowder, Ph.D. (2) (3)	76	Director	2009
A. Charles Fischer (2) (4)	73	Director	2006
Ronald D. Green, Ph.D (2)	54	Director	2014
G. Bruce Papesh (4)	68	Director	1993
Jack C. Parnell (1) (2) (4) (5)	80	Director	1993
Thomas H. Reed (1) (4)	70	Director	1995
Clayton K. Yeutter, Ph.D. (3)	85	Director	2007

(1)	Member, Compensation Committee
(2)	Member, Stock Option Committee
(3)	Member, Audit Committee
(4)	Member, Governance Committee
(5)	Lead Independent Director

The following is a brief summary of the business experience for at least the past five years of each of the nominees and for the current members of the Board.

Nominees for the Board of Directors:

Dr. Richard T. Crowder was first elected to the Board in 2009. He currently serves as Thornhill Professor of Agricultural Trade at Virginia Tech University. From September 2008 until June 30, 2013, he served as adjunct professor of Agricultural Economics at Virginia Tech University. From May 2007 until April 2008, he served as a Senior Adviser to the United States Trade Representative. From January 2006 until May 2007, he served as United States Chief Agriculture Negotiator with the rank of Ambassador. Prior to this appointment, he served as Chief Executive Officer of the American Seed Trade Association from 2002 to 2006. For five years, he served as Senior Vice President of International for DeKalb Genetics Corporation (later acquired by Monsanto) and for two years as Executive Vice President of Armour-Swift-Eckrich. He was appointed by President George H.W. Bush to serve from 1989 until 1992 as Under Secretary of the United States Department of Agriculture responsible for international affairs and commodity programs. Dr. Crowder held various senior management positions with Pillsbury Company (now part of General Mills) for 14 years, including internal board level responsibilities with Burger King Corporation and Steak and Ale Corporation. He currently serves on the Board of Trustees of the Farm Foundation and the advisory board of AGR Partners. He previously served on the Board of Soo Line Corporation, Penford Corporation, Commodity Credit Corporation, and Rural Telephone Bank. Dr. Crowder holds B.S. and M.S. degrees from Virginia Tech University and a Ph.D. from Oklahoma State University. Dr. Crowder’s more than 40 years of experience in the food, agriculture, and trade industries provides great value and insight to the Board.

A. Charles Fischer served as President and CEO of Dow AgroSciences and as a member of Dow Chemical Company’s Executive Management Team until his retirement in 2004. He was elected to the Board of the Company in October 2006. Mr. Fischer’s career with Dow Chemical spanned 37 years and included assignments in South America, Europe, the Middle East and Africa. He served as president of CropLife International and CropLife America, as chairman of the National FFA Foundation and was associated in various capacities with the Central Indiana Life Sciences Initiative and the Biotechnology Industry Organization. Mr. Fischer’s management experience, and in particular his international experience, is most highly valued by the Board.

Dr. Ronald D. Green is the Harlan Vice Chancellor of the Institute of Agriculture and Natural Resources and Vice President for Agriculture and Natural Resources of the University of Nebraska system since 2010. He served as senior global director of technical services at Pfizer Animal Health’s animal genomics business from 2008 to 2010. He was on faculty at Texas Tech University and Colorado State, and was the national program leader for animal production research for the USDA’s Agricultural Research Service and executive secretary of the White House’s interagency working group on animal genomics within the National Science and Technology Council. In that role, he was a leader in the international bovine, porcine, and ovine genome sequencing projects. Dr. Green is a past president of the American Society of Animal Science (“ASAS”) and the National Block and Bridle Club, and has served in a number of leadership positions for the U.S. Beef Improvement Federation, National Cattlemen’s Beef Association, National Pork Board, Federated Animal Science Societies, and the National Research Council. He was named a fellow of ASAS in 2014. Dr. Green’s experience in genomics and animal production research brings great value and insight to the Board.

The Board recommends a vote FOR the above nominees.

Other current members of the Board:

Dr. William T. Boehm is a retired vice president of Kroger Co. and former senior economist for the President’s Council of Economic Advisors under President Carter. Dr. Boehm joined Kroger as Director of Economic Research, and held positions of increasing responsibility with that company until his retirement in 2008. During the 1990s, he held senior executive positions in both procurement and logistics with Kroger and was promoted to Senior Vice President of the Manufacturing Division in 2004. Dr. Boehm served on the Board of the International Dairy Foods Association and the Milk Industry Foundation, and was a member of the Council of Logistics Management and the Private Label Manufacturing Association. He currently serves on the Boards of Great Wide Logistics, a trucking and logistics services company, FLM, a strategic planning, issues management and advertising firm specializing in providing services to agricultural firms, and GLK Foods, a producer, processor and marketing firm specializing in sauerkraut. He remains active in professional associations and academia. Dr. Boehm’s wealth of experience in agriculture, and virtually all aspects of the food service industry, make him well qualified to serve on the Board.

James L. Herbert is Chairman of the Board and Chief Executive Officer of the Company. Previously he was President, Chief Executive Officer, and a Director of the Company since he joined Neogen in June 1982. He resigned as President in 2006, but remained CEO and was named Chairman at that time. Prior to joining Neogen, he held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

G. Bruce Papesh was elected to the Board in October 1993 and was the Company’s Secretary from October 1994 to October 1999. Since 1987, Mr. Papesh has served as President of Dart, Papesh & Company, Inc., member SIPC and FINRA, an investment consulting and financial services firm. Mr. Papesh also served until October 1, 2001 on the Board of Immucor, Inc., an immunodiagnostics company that manufactures and markets products for the human clinical blood bank industry. Mr. Papesh has experience in the investment securities industry and in financial analysis which contributes greatly to the Board.

Jack C. Parnell was elected to the Board in October 1993 and was elected Chairman of the Board in October 2001. In 2006, Mr. Parnell resigned as Chairman, but remained a Director. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway in Sacramento, California. In 1989, Mr. Parnell was appointed by President George H. W. Bush to serve as Deputy Secretary of the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the state of California, including Secretary of the California Department of Food and Agriculture from 1987 to 1989. Mr. Parnell’s service in senior governmental positions in the state of California and U.S. Department of Agriculture allows him to uniquely advise the Board and management on matters of government relations and regulation. It is because of this experience as well as his general business knowledge that he is most valuable as a member of the Board.

Thomas H. Reed was elected to the Board in October 1995 and served as the Company’s Secretary from October 1999 to October 2007. From 2009 to 2010 he was a consultant to the President of JBS Packerland North America. From 2003 to 2009, Mr. Reed was Senior Vice President of JBS Packerland, a beef processing company and its successor companies, Smithfield Foods, Beef Division, and JBS Packerland North America. Prior to assuming that position, he served as Vice President of Michigan Livestock Exchange Marketing, a division of Southern States Cooperative, Inc. and prior to that as President and Chief Executive Officer of the Michigan Livestock Exchange. Mr. Reed is a former member of the Board of the National Livestock Producers Association and is a former chairman of the Michigan State University Board of Trustees. Mr. Reed’s experience in animal processing and general agriculture provide insight and value to the Board.

Dr. Clayton K. Yeutter was first elected to the Board in October 2007. Dr. Yeutter was actively involved in his family’s ranching and cattle feeding operation in Nebraska until 2011. He currently serves as a senior adviser at the law firm Hogan Lovells. He has also served in sub-cabinet or cabinet-level positions under four presidents of the United States, with his last position as Secretary of Agriculture under President George H.W. Bush. Dr. Yeutter is a former CEO of the Chicago Mercantile Exchange and he has also served on the Boards of Directors of Caterpillar, Texas Instruments, Weyerhaeuser Company, ConAgra Foods and Zurich Financial Services, among several others. He currently serves on the Board of Burlington Capital Group and Rural Media Group, both privately held. As Neogen’s international trade has grown to a much higher level, his global insight is of great value to the management and the Board.

PROPOSAL 2—TO APPROVE THE ESTABLISHMENT OF THE NEOGEN CORPORATION 2015 OMNIBUS INCENTIVE PLAN

The Board recommends that shareholders vote FOR the approval of the establishment of the Neogen Corporation 2015 Omnibus Incentive Plan (the “2015 Plan”).

The Company currently maintains the Amended and Restated Neogen Corporation 2007 Stock Option Plan (the “2007 Plan”). Available awards under the 2007 Plan include options and upon approval of the 2015 Plan, all subsequent awards of equity or equity rights would be granted under the 2015 Plan, and no further awards would be made under the 2007 Plan.

As discussed in this proxy statement, grants to employees of stock incentives are an important part of the Company’s compensation program, providing a basis for long-term incentive compensation and helping to tie together the interests of the Company’s shareholders with those of the Company’s directors and employees. Accordingly, the Board has adopted the 2015 Plan, and in accordance with the rules of the Nasdaq Global Select Market (the “NASDAQ”) and the requirements of the Internal Revenue Code, the Company is seeking the approval of the shareholders of the adoption of the 2015 Plan.

The 2015 Plan provides for the award to employees, directors and consultants of the Company of options, restricted stock, restricted stock units, stock appreciation rights, performance awards (which may take the form of performance units or performance shares) and other awards to acquire up to an aggregate of 3,000,000 shares of the Company’s stock, but only 500,000 shares may be subject to awards of performance shares, performance share units, restricted stock, restricted stock units, unrestricted shares or other awards pursuant to which the participant need not pay to the Company the grant date fair market value of each share subject to the grant in connection with the exercise of the award. All 3,000,000 shares may be used for the grant of incentive stock options, nonqualified options or stock appreciation rights under the Plan. Awards to be settled solely in cash (or in the case of restricted stock units or performance units that may be settled in cash, if actually settled in cash) shall not count against the shares reserved for issuance under the 2015 Plan. If an award under the 2015 Plan of restricted stock, restricted stock units or performance units is forfeited, the common shares covered by any such award would again become available for issuance under new awards. On the other hand, the 2015 Plan prohibits share recycling in connection with net settlement of options or stock appreciation rights, shares delivered or withheld to pay the exercise price or withholding taxes under options or stock appreciation rights, and shares repurchased on the open market with the proceeds of a stock option exercise.

The 2015 Plan prohibits the repricing of options. This provision relates to both direct repricings (i.e., lowering the exercise price of an option) and indirect repricings (i.e., canceling an outstanding option and granting a replacement or substitute option with a lower exercise price, or exchanging options for cash, other options or other awards). The repricing prohibition also applies to stock appreciation rights. The 2015 Plan also prohibits the cash repurchase of underwater options or stock appreciation rights.

As of the Record Date, the total number of shares of common stock which may be issued upon the exercise of outstanding stock options under the 2007 Plan is 1,988,000, none of which will be affected by the adoption of the 2015 Plan. However, if any stock options are forfeited under the 2007 Plan, those shares will not be available for issuance as new awards under the 2015 Plan.

As of the Record Date, the Company had 37,264,783 shares of common stock outstanding.

A description of the provisions of the 2015 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions in the 2015 Plan, which is attached to this proxy statement as Appendix A.

General Description of the 2015 Plan

Overview. The purposes of the 2015 Plan are (a) to provide incentives for our employees by encouraging their ownership of stock and (b) to aid us (and our affiliates) in retaining such employees, upon whose efforts our success and future growth depends, and to attract other such individuals.

Administration. The 2015 Plan is administered by our Stock Option Committee (the “Committee”), which works closely with our Compensation Committee, although the Board may administer the 2015 Plan, in whole or in part, in certain circumstances. Subject to the terms of the 2015 Plan, the Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the 2015 Plan. The Committee may delegate to a subcommittee of directors and/or officers, the authority to grant or administer awards to persons who are not then reporting persons under Section 16 of the Exchange Act.

Shares of Common Stock Reserved for Issuance Under the 2015 Plan. There are 3,000,000 shares of our common stock reserved for issuance under the 2015 Plan, and no awards have yet been granted under the 2015 Plan. The closing price of our common stock as reported by the NASDAQ on the Record Date was $57.45.

Eligibility and Share Limitations. Awards may be made under the 2015 Plan to our employees, directors and consultants as determined by the Committee to be in our best interests, provided that only employees shall be eligible to receive incentive stock options. We currently anticipate that approximately 160 persons may receive awards in fiscal 2015 under the 2015 Plan. The maximum number of common shares subject to options, stock appreciation rights or other share awards that may be awarded under the 2015 Plan to any person is 200,000 per the Company’s fiscal year. The maximum performance award opportunity that may be awarded to any person under the 2015 Plan relating to performance units and payable in cash is $1,000,000 per each fiscal year.

Amendment or Termination of the Plan. Unless terminated earlier, the 2015 Plan shall terminate on the 10th anniversary of the date the 2015 Plan is approved by the Company’s shareholders. The Board may terminate or amend the 2015 Plan at any time and for any reason, in its discretion. However, no amendment may adversely impair the rights of grantees with respect to outstanding awards. Amendments will be submitted for shareholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Types of Awards Available for Grant under the 2015 Plan

Options. The 2015 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code and also options to purchase common shares that do not qualify as incentive stock options (“non-qualified options”). The exercise price of each option may not be less than 100% of the fair market value of the common shares on the date of grant. In the case of certain 10% shareholders who receive incentive options, the exercise price may not be less than 110% of the fair market value of the common shares on the date of grant. Options granted under the 2015 Plan may generally not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

The term of each option is fixed by the Committee and may not exceed 10 years from the date of grant (or five years in the case of incentive stock options granted to 10% shareholders). The Committee determines at what time or times each option may be exercised. Except as otherwise set forth in an award agreement, options are generally forfeited upon a termination of a participant’s employment or service for cause, and a participant will generally have up to (i) 90 days to exercise any vested option for a termination for any reason other than cause, death or disability, and (ii) one year to exercise any option for a termination due to death or disability.

Options may be made exercisable in installments. In general, an optionee may pay the exercise price of an option by cash or certified check, and the Committee is authorized to permit the exercise price to be paid by net share settlement, broker assisted cashless exercise, tendering common shares already owned, or any other form permitted by the Committee and applicable laws, rules and regulations. The Committee may impose blackout periods on the exercise of any option to the extent required by applicable laws.

Restricted Stock. The 2015 Plan permits the granting of restricted stock. Restricted stock awards consist of shares of common stock granted subject to forfeiture if specified holding periods and/or performance targets are not met. The Committee determines the holding periods and/or performance targets. Prior to the end of the restricted period, restricted stock may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants, and may be forfeited in the event of termination of employment or service. During the restricted period, the restricted stock entitles the participant to all of the rights of a shareholder, including the right to vote the shares and the right to receive any dividends thereon.

Performance Awards. Performance units and performance shares may also be granted under the 2015 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Committee are achieved. The Committee may establish performance goals in its discretion within the parameters of the 2015 Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares. The Committee may impose additional conditions on an award to qualify it as performance-based compensation within the meaning of Section 162(m) of the Code (as described below). While the performance units and performance shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the securities, subject to specified limitations.

Other Awards. The Committee may also award under the 2015 Plan:

•

stock appreciation rights, which are rights to receive a number of shares of common stock or, in the discretion of the Committee, an amount in cash or a combination of common shares and cash, based on the increase in the fair market value of the common shares underlying the right over the market value of such common shares on the date of grant (or over an amount greater than the grant date fair market value, if the Committee so determines) during a stated period specified by the Committee not to exceed 10 years from the date of grant;

•

restricted stock units, which are substantially similar to restricted shares but result in the issuance of shares of common stock upon meeting specified holding periods and/or performance targets, rather than the issuance of the common shares on the grant date; and

•	unrestricted stock, which are shares of common stock granted without restrictions.

Compliance with Section 162(m) of the Code. Section 162(m) of the Code limits publicly-held companies to an annual deduction for U.S. federal income tax purposes of $1,000,000 for compensation paid to its chief executive officer and the three highest compensated executive officers (other than the chief executive officer and chief financial officer) determined at the end of each year (the “covered employees”). However, performance-based compensation may be excluded from this limitation. The 2015 Plan is designed to permit the Committee to grant awards that qualify for purposes of satisfying the conditions of Section 162(m).

Business Criteria. The Committee could use one or more of the following business criteria to measure Company, affiliate, and/or business unit performance for a performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index), in establishing performance goals for awards to “covered employees” if the award is intended to satisfy the conditions of Section 162(m):

•	net sales;

•	earnings or earnings per share;

•	net income;

•	return on capital;

•	return on assets;

•	return on shareholders’ equity;

•	increases in the market price of shares;

•	achieving a level of market share;

•	achieving specified reductions of costs or targeted levels of costs;

•	achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts;

•	achieving a level of cash flow;

•	introducing products into new markets;

•	acquiring or retaining customers;

•	achieving a level of productivity within one or more business units;

•	completing specified projects within or below the applicable budget;

•	completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets;

•	expanding into other markets;

•	scientific or regulatory achievements; and

•	implementation, completion or attainment of measurable objectives with respect to research, development, patents, inventions, products, projects or facilities and other key performance indicators.

The Committee is authorized to exclude one or more of the following items in establishing such performance measures, provided any such determination is made within the applicable time period required by Section 162(m) of the Code: (1) extraordinary items outside the ordinary course of business, including acquisitions, dispositions, restructurings; (2) accounting policy changes required by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board; (3) the effect of any change in the outstanding common shares by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, share repurchase, combination or exchange of common shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (4) such other objective criteria established by the Committee within the applicable time period required by Section 162(m) of the Code or other applicable laws.

Dividends or Dividend Equivalents for Performance Awards. Notwithstanding anything to the foregoing herein, the right to receive dividends, dividend equivalents or distributions with respect to a performance award will only be granted to a participant if and to the extent that the underlying award is earned.

Effect of Change in Control. The Committee may in its discretion provide for the accelerated vesting, lapse of restrictions, or cash-out of any outstanding award in connection with a change in control and may require that a Participant incur a termination of employment or service in connection with such treatment. Notwithstanding the foregoing, the Committee may not pay cash for any underwater options or SARs.

Forfeiture Provisions. The Committee may provide by rule or regulation or in any award agreement, or may determine in any individual case, the circumstances in which awards shall be paid or forfeited in the event a participant ceases to be employed by us, or to provide services to us, prior to the end of a performance period, period of restriction or the exercise, vesting or settlement of such award. Except as set forth for options, generally the 2015 Plan provides that various awards will be forfeited if not earned or vested upon termination, unless otherwise provided for in an award agreement.

In addition, unless otherwise specified in an award agreement, the Committee retains the right to cause a forfeiture of awards upon any breach or violation of agreements, policies or plans of the Company, as well as to the extent permitted by applicable law or regulations.

Adjustments for Stock Dividends and Similar Events. The will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the 2015 Plan, including the individual limitations on awards, to reflect dividends, splits, extraordinary cash dividends and other similar events.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2015 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the participant or for the employer. A participant will not recognize taxable income upon exercise of an incentive option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of common shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the participant holds the common shares for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). The employer will not be entitled to any compensation expense deduction with respect to the exercise of an incentive option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grant must be made by the employee’s employer or a parent or subsidiary of the employer. The employee must remain employed from the date the option is granted through a date within three months before the date of exercise of the option. If a participant sells or otherwise disposes of the common shares acquired without satisfying the holding period requirement (known as a “disqualifying disposition”), the participant will recognize ordinary income upon the disposition of the common shares in an amount generally equal to the excess of the fair market value of the common shares at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The employer will generally be allowed a compensation expense deduction to the extent that the participant recognizes ordinary income.

Non-Qualified Options. The grant of an option will not be a taxable event for the participant or for the Company. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. Upon a subsequent sale or exchange of common shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the common shares (generally, the amount paid for the common shares plus the amount treated as ordinary income at the time the option was exercised). The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock. A participant who is awarded restricted stock will not recognize any taxable income for U.S. federal income tax purposes in the year of the award, provided that the shares are subject to restrictions (that is, the restricted shares are nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Code to recognize compensation income (which is ordinary income) in the year of the award in an amount equal to the fair market value of the common shares on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common shares on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends or distributions that are paid while the common shares are subject to restrictions will be subject to withholding taxes. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock Units. There are no immediate tax consequences of receiving or vesting in an award of restricted stock units under the 2015 Plan; however, restricted stock units are subject to the Federal Insurance

Contribution Act tax upon vesting (based on the fair market value of the common shares on the vesting date). A participant who is awarded restricted stock units will recognize ordinary income upon receiving common shares or cash under the award in an amount equal to the fair market value of the common shares at the time of delivery or the amount of cash. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Performance Shares, Performance Units and Other Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share or performance unit. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and/or the fair market value of any substantially vested common shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2015 Plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common shares on the date of exercise. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Dividend or Dividend Equivalents. A participant will recognize taxable income, subject to withholding of employment tax, upon receipt of a dividend equivalent in cash or in shares of stock. Similarly, a participant who receives restricted stock, and does not make an election under Section 83(b) of the Code with respect to the stock, will recognize taxable ordinary income, subject to withholding of employment tax, upon receipt of dividends on the stock. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

Unrestricted Stock. Participants who are awarded unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the common shares on the date of the award, reduced by the amount, if any, paid for such common shares. The Company will generally be entitled to a compensation expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Withholding. To the extent required by law, and except as provided otherwise by the Committee, we will utilize the net share method of settlement or withhold from any amount paid in settlement of an award, the amount of withholding and other taxes due or take other action as we deem advisable to enable ourselves to satisfy withholding and tax obligations related to any awards.

New Plan Benefits

Awards under the 2015 Plan will be made at the discretion of the Committee, although no awards have been made to date. Accordingly, we cannot currently determine the amount of awards that will be made under the 2015 Plan. We anticipate that the Committee will utilize the 2015 Plan to continue to grant long-term equity incentive compensation to employees similar to the awards described in this proxy statement.

Registration with SEC

The Company intends to file a registration statement with the SEC pursuant to the Securities Act of 1933, as amended, covering the offering of the stock under the 2015 Plan.

The Board recommends that you vote “FOR” the approval of the establishment of the Neogen Corporation 2015 Omnibus Incentive Plan.

PROPOSAL 3—TO APPROVE, BY NON-BINDING VOTE, THE COMPENSATION OF EXECUTIVES

The “Compensation Discussion and Analysis” section of this Proxy Statement describes, among other things, the Company’s executive compensation policies and practices. Securities laws require that shareholders be given the opportunity to express their approval of the compensation of Company executives, as disclosed in this Proxy Statement. Under the legislation that requires this vote, the shareholder vote is not binding on the Board or the Company and may not be construed as overruling any decision made by the Board or the Company or as creating or implying any change in the fiduciary duties owed by the Board. However, the Board values the views of shareholders and intends to take the outcome of this annual shareholder advisory vote into consideration when making future executive compensation decisions.

Therefore, at the Annual Meeting, shareholders will be given the opportunity to vote, on an advisory (non-binding) basis, to approve the compensation of the named executive officers as disclosed in this Proxy Statement under “Compensation Discussion and Analysis” and the “Summary Compensation Table.” This vote proposal is commonly known as a “say-on-pay” proposal and gives shareholders the opportunity to endorse or not endorse the executive pay program. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of the named executive officers and the policies and practices described in this Proxy Statement. Shareholders are encouraged to read the full details of the Company’s executive compensation program, including the primary objectives in setting executive pay, under “Compensation Objectives,” as described in this Proxy Statement.

The Company evaluates the compensation of its executives at least once each year to assess whether compensation policies and programs are achieving their primary objectives. Based on its most recent evaluation, the Board believes the Company’s executive compensation programs achieve these objectives, including aligning the interests of management with those of shareholders, and are therefore worthy of shareholder support. In determining how to vote on this proposal, shareholders should consider the following:

•

Independent Compensation Committee. Eight of our nine directors are deemed independent pursuant to applicable NASDAQ standards. Three of these independent directors serve on the Compensation Committee. Meetings of the Compensation Committee include executive sessions in which management is not present.

•	Performance-Based Incentives. Total compensation for executives is structured so that a majority of the total earning potential is derived from performance-based incentives.

•

Stock Options. A significant percentage of executives’ compensation is paid in the form of stock options that vest over a five year period. These stock awards help align the executives’ interests with longer term shareholder returns and also serve to help retain the services of executives.

•	No Severance Payments. If employment is terminated without cause, executives are not entitled to “golden parachute” or other executive severance payments upon termination.

For these reasons, the Board of Directors recommends that you vote FOR the adoption of the following resolution:

“RESOLVED, that the shareholders of Neogen Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the rules of the SEC, including the Compensation Discussion and Analysis and the Summary Compensation Table set forth in the Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders.”

Vote Required

The proposal to approve the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast on the proposal.

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During fiscal 2014, the Company’s Audit Committee (the “Audit Committee”) completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending May 31, 2014. As a result of this process, in February 2014, the Audit Committee dismissed Ernst and Young LLP (“EY”) from that role and engaged BDO as the Company’s independent registered public accounting firm. BDO performed the third quarter review and the annual audit for the full year ended May 31, 2014, and reviewed all quarters and performed the annual audit for the year ended May 31, 2015.

EY’s audit report on the Company’s financial statements for the year ended May 31, 2013 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended May 31, 2013 and the subsequent interim periods through February 14, 2014, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter in connection with their reports on the Company’s financial statements for such years; and (ii) there were no reportable events, within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

EY addressed a letter to the SEC stating whether or not EY agreed with the Company’s statements above. A copy of this letter was filed as Exhibit 16.1 to the Company’s Form 8-K filed with the SEC on February 14, 2014.

In addition, during the year ended May 31, 2013, and the subsequent interim periods through February 14, 2014, neither the Company, nor any party on the Company’s behalf, consulted BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The following is a summary of fees billed by BDO and EY for the fiscal years ended May 31, 2015 and 2014:

	2015	2014
Audit Fees
Audit Fees EY (1)	$18,000	$78,800
Audit Fees BDO (1)	$297,250	241,728

Total Audit Fees	$315,250	$320,528
Audit-Related Fees	4,400	—
Tax Fees	—	—
All Other Fees	—	—

	$319,650	$320,528

(1)	EY performed the first and second quarter reviews for fiscal 2014; BDO performed the third quarter review and the audit for the full year ended May 31, 2014, and then reviewed all quarters and performed the annual audit in fiscal 2015. EY performed limited procedures in 2015 sufficient to provide authorization to include their opinion on the 2013 financial statements in the Company’s 2015 Annual Report on Form 10-K.

Audit Fees include amounts billed for the annual audit of the Company’s fiscal year consolidated financial statements, the audit of internal controls over financial reporting, the review of the consolidated financial statements included in the Forms 10-Q, issuance of consent letters in connection with registration statements and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for general accounting consultations and services that are reasonably related to the annual audit. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of non-audit services is compatible with maintaining the independence of BDO.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services to be performed by BDO. In the event management wishes to engage BDO to perform non-audit services, a summary of the proposed engagement is prepared detailing the nature of the engagement, the reasons why BDO is the preferred provider of the services and the estimated duration and cost of the engagement. The Audit Committee reviews and evaluates recurring non-audit services and proposed fees as the need arises at their regularly scheduled committee meetings. At subsequent meetings, the Audit Committee receives updates regarding the services actually provided and management may present additional services for approval. The Audit Committee has delegated to the Chairman or, in his absence, any other member of the Audit Committee, the authority to evaluate and approve projects and related fees of up to $10,000, if circumstances require approval between meetings of the Audit Committee. Any such approval is reported to the full Audit Committee at its next meeting.

The Audit Committee has appointed BDO to serve as the independent registered public accounting firm for the Company for 2016. While not required, we are submitting the appointment to the shareholders for their ratification as a matter of good corporate practice. The affirmative vote of a majority of the votes cast at the Annual Meeting on the proposal is required for ratification.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of BDO as the Company’s independent registered public accounting firm for 2016.

If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2016. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Relationship with BDO USA, LLP

Fiscal 2015 was the second year that BDO was engaged as the Company’s independent registered public accounting firm. BDO has advised the Board that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as auditors. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

Principal Shareholders

The following table sets forth certain information, as of August 3, 2015, with respect to beneficial ownership of common stock by the only persons known by the Company to be the beneficial owner of more than 5% of the Company’s common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class (%)
Brown Capital Management, Inc.	4,888,048	13.1%
1201 North Calvert Street
Baltimore, MD 21202

Black Rock Global Investors	3,182,058	8.5%
400 Howard Street
San Francisco, CA 94105

The Vanguard Group	2,522,693	6.8%
100 Vanguard Boulevard
Malvern, PA 19355

Riverbridge Partners, LLC	1,869,726	5.1%
801 Nicollet Mall Suite 600
Minneapolis, MN 55402

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the ownership of the Company’s common stock as of August 3, 2015 held by the current directors, each nominee for director, the executive officers named in the Summary Compensation Table under “Executive Compensation” and all executive officers and directors as a group.

Name	Number of Shares Owned (1)		Right to Acquire (2)	Total	Percentage of Outstanding Shares
James L. Herbert	1,223,487	(3)	143,500	1,366,987	3.6%
William T. Boehm, Ph.D.	6,000		13,000	19,000	*
Richard T. Crowder, Ph.D.	1,500		24,250	25,750	*
A. Charles Fischer	4,500		13,000	17,500	*
Ronald D. Green, Ph.D.	—		1,667	1,667	*
G. Bruce Papesh	19,696		40,000	59,696	*
Jack C. Parnell	21,555		8,500	30,055	*
Thomas H. Reed	1,531		22,000	23,531	*
Clayton K. Yeutter, Ph.D	500		28,750	29,250	*
Richard E. Calk, Jr.	5,425		—	5,425	*
Stephen K. Snyder (4)	—		—	—	*
Steven J. Quinlan	6,807	(5)	12,000	18,807	*
Edward L. Bradley	182,530	(6)	53,429	235,959	*
Terri A. Morrical	39,632	(7)	36,751	76,383	*
Executive officers and directors as a group (13 persons)	1,513,163		396,847	1,910,010	5.1%

*	Less than 1%
(1)	Excludes shares that may be acquired through stock option exercises.
(2)	Includes shares that may be acquired within 60 days of August 3, 2015 upon exercise of options pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.
(3)	Includes 195,205 shares held in trust for the spouse of James L. Herbert, and 138,000 shares held by a limited liability company, of which Mr. Herbert has a minority financial ownership, and disclaims beneficial ownership.
(4)	Mr. Snyder resigned from the Company effective July 31, 2014.
(5)	Includes 5,620 shares held in the Neogen Corporation 401(k) Retirement Savings Plan.
(6)	Includes 21,018 shares held in the Neogen Corporation 401(k) Retirement Savings Plan.
(7)	Includes 28,182 shares held in the Neogen Corporation 401(k) Retirement Savings Plan.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE MATTERS

The Company is managed under the direction of its Board. The Board conducts its business through meetings of the Board and its committees. The Board held five meetings, and there were a total of eighteen committee meetings during fiscal 2015. Each director attended more than 75% of the total meetings of the Board and the committees on which he served in fiscal 2015. Directors are expected to attend the Annual Meeting of shareholders unless they have a schedule conflict or other valid reason. All of the current Board members attended the 2014 Annual Meeting.

Independent Directors

A director is not considered independent unless the Board determines that he or she meets the NASDAQ independence rules and has no material relationship with the Company, either directly or indirectly through any organization with which he is affiliated that has a relationship with Company. Based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships and on discussions with the directors, the Board has determined that each of the following currently serving directors and nominees are independent as defined in the NASDAQ independence rules: Dr. Boehm, Dr. Crowder, Mr. Fischer, Dr. Green, Mr. Papesh, Mr. Parnell, Mr. Reed, and Dr. Yeutter.

Board Committees

The Board has four committees. The current membership, number of meetings held during 2015 and the function performed by each of these committees are described below. None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that each committee member meets the independence standards for that committee within the meaning of applicable NASDAQ and SEC regulations.

Compensation Committee—Mr. Reed (Chair), Mr. Parnell and Dr. Boehm currently are members of the Compensation Committee, which met three times during 2015. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the chief executive officer and other executive officers prior to the beginning of each year, evaluates current year performance in light of those goals and establishes compensation levels for the upcoming year, including salary and bonus targets. Company management provides recommendations to the Compensation Committee concerning compensation of officers. The Compensation Committee has a charter, which is available on the Company’s website.

Stock Option Committee—Mr. Parnell (Chair), Dr. Crowder, Mr. Fischer and Dr. Green currently are members of the Stock Option Committee, which met once during 2015. The purpose of the Stock Option Committee is to assist the Board in discharging its overall responsibilities relating to the Neogen Corporation Stock Option Plan. In connection with the approval of the 2015 Omnibus Incentive Plan, the Stock Option Committee will thereafter evaluate option grants under the 2015 Plan. The Stock Option Committee determines the amount of grants, if any, to be made to the chief executive officer. Management provides recommendations to the Stock Option Committee concerning stock option awards for officers and other employees.

Governance Committee—Mr. Papesh (Chair), Mr. Fisher, Mr. Reed and Mr. Parnell serve on the Governance Committee, which met four times during 2015. The Governance Committee provides a leadership role in shaping the governance of the Company, and provides oversight and direction with respect to the function and operation of the Board. The Governance Committee also provides oversight on management succession, human resources practices, risk management, and environmental, health and safety issues.

The Governance Committee recommends to the Board criteria for selecting new directors; the enumeration of skills that would be advantageous to add to the Board; the appropriate mix of inside and outside directors;

ethnicity and gender of directors; and size of the Board. The Board considers factors such as whether or not a potential candidate: (1) possesses relevant expertise; (2) brings skills and experience complementary to those of the other members of the Board; (3) has sufficient time to devote to the affairs of the Company; (4) has demonstrated excellence in his or her field; (5) has the ability to exercise sound business; (6) has the commitment to rigorously represent the long-term interests of the Company’s shareholders; (7) possesses a diverse background and experience, including with respect to race, age and gender; (8) possesses high ethical standards and integrity; and (9) such other factors as the Governance Committee may consider from time to time.

The Governance Committee identifies persons qualified to become directors, and as appropriate recommends candidates to the Board for its approval. Board composition is reviewed periodically to ensure that the Board reflects the knowledge, experience and skills required for the Board to fulfill its duties. The Governance Committee’s charter requires that the Governance Committee take diversity (including specifically both ethnicity and gender) of directors into account in performing its functions. It identifies persons qualified to become directors, and as appropriate recommends candidates to the Board for its approval. As required by NASDAQ, the SEC or such other applicable regulatory requirements, a majority of the Board is comprised of independent directors. At the direction of the Board of Directors, the Governance Committee manages the CEO selection process, and ultimately recommends one or more candidates for consideration by the Board. For further information, see the charter of the Governance Committee which is available in the “Investor Relations” section of the Company’s website at www.neogen.com.

The Governance Committee generally relies on multiple sources for identifying and evaluating Board nominees, including referrals from the Company’s current directors and management. The Governance Committee does not solicit director nominations, but will consider recommendations by shareholders with respect to elections to be held at an Annual Meeting, so long as such recommendations are sent on a timely basis to the Corporate Secretary of the Company and are in accordance with the Company’s by-laws. The Committee will evaluate nominees recommended by shareholders against the same criteria.

In searching for candidates to fill Board vacancies, the Governance Committee is committed to identifying the most capable candidates who have experience in the areas of expertise needed at that time and meet the criteria for nomination. The Governance Committee has in the past entertained and encouraged the candidacy of qualified women and minorities and will continue to do so.

Audit Committee—Dr. Yeutter (Chair), Dr. Crowder and Dr. Boehm currently are members of the Audit Committee, which oversees the Company’s financial reporting process on behalf of the Board. The Audit Committee meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board of Directors. The Audit Committee met ten times during 2015. Further information regarding the role of the Audit Committee is contained in its charter which is available in the “Investor Relations” section of the Company’s website at www.neogen.com and also see “Audit Committee Report” in this Proxy Statement. The Board has determined that all current members of the Audit Committee are “audit committee financial experts” for purposes of applicable SEC rules.

Lead Director/Executive Sessions of Non-Management Directors

Mr. Parnell has been designated the Lead Independent Director, with responsibility for coordinating the activities of the other independent directors. Mr. Parnell chairs all executive sessions of the Board.

Mr. Herbert does not attend the executive sessions except upon request. At least one executive session of the Board is held annually.

Management’s Role in Determining Executive Compensation

The Compensation Committee makes all final decisions regarding officer compensation. Management’s involvement in determining executive compensation is limited to the Chief Executive Officer making recommendations on compensation for members of the management team. No member of the Compensation Committee has served as an officer or employee of the Company at any time.

Compensation Committee Interlocks and Insider Participation

No executive officer serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board. None of the Company’s executive officers serves as a member of the Board of any other company that has an executive officer serving as a member of the Compensation Committee.

Board Leadership and Role in Risk Management

The Board of Directors oversees the Company’s risk management. This oversight is administered primarily through the Board’s review and approval of the management business plan, including the projected opportunities and challenges facing the business; periodic review by the Board of business developments, strategic plans and implementation, liquidity and financial results; the Board’s oversight of succession planning, capital spending and financings; the Audit Committee’s oversight of the Company’s internal controls over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of internal controls and financial reporting (and related reports to the full Board); the Governance Committee’s leadership in the evaluation of the Board and committees and its oversight of identified risk areas of the Company; and the Compensation Committee’s review and approvals regarding executive officer compensation and its relationship to the Company’s business plan, as well as its review of compensation plans generally and the related risks. The Board has concluded that this leadership structure is appropriate for the Company at this time.

Contacting the Board

Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Board of Directors, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912, Attention: Board Secretary. All such communications will be received directly by the Secretary of the Board and will not be screened or reviewed by any other Company employee.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct applicable to all Company employees, officers and directors, including specifically the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Corporate Controller, in the performance of their duties and responsibilities. The Code of Conduct is posted on the Company’s website at www.neogen.com in the “Investor Relations” section and will be mailed to any shareholder upon request to the Secretary at 620 Lesher Place, Lansing, Michigan 48912.

Certain Relationships and Related Party Transactions

The Board, acting as a committee of the whole, approves or ratifies transactions involving directors, executive officers or principal shareholders, or members of their immediate families or entities controlled by any of them, or in which they have a substantial ownership interest, in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Board of any such transaction that is proposed to be entered into or continued and seeks Board approval. In the event any such transaction is proposed for which a decision is required prior to the next regularly scheduled meeting of the Board, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Board at its next meeting. There were no related party transactions in excess of $120,000 in fiscal 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

Named executive officers (“NEOs”) for SEC reporting purposes are:

Name	Title
James L. Herbert	Chairman & Chief Executive Officer
Richard E. Calk, Jr. (1)	President & Chief Operating Officer
Stephen K. Snyder (2)	Former President & Chief Operating Officer
Steven J. Quinlan	Vice President & Chief Financial Officer
Edward L. Bradley	Vice President, Food Safety Operations
Terri A. Morrical	Vice President, Animal Safety Operations

(1)	Mr. Calk joined the Company, effective December 8, 2014.
(2)	Mr. Snyder resigned from the Company, effective July 31, 2014.

Brief biographies of the NEOs, with the exception of Mr. Herbert, follow. Mr. Herbert’s biography is included in “Proposal I Election of Directors.”

Richard E. Calk, Jr., age 52, joined the Company as President and Chief Operating Officer in December 2014. During his career in the food and chemical industries, Mr. Calk has held senior leadership positions in a number of large, international companies including Kelco, Roquette America, and DSM Food Specialties. Mr. Calk has extensive experience in sales and marketing and has managed the development of a number of new food and agriculture related products. His experience also includes the establishment of new operations throughout Asia, Europe, North and South America. Prior to joining Neogen, he was employed at Nexeo Solutions from 2013 to 2014, and held the position of Vice President Chemicals. From 2009 to 2013, he was Vice President of Commercial Operations at Solutia Inc.

Stephen K. Snyder, age 51, joined the Company in June 2013 as President-Elect and Chief Operating Officer-Elect. He became President and Chief Operating Officer on September 1, 2013. He was responsible for all Company operations except Neogen Europe, GeneSeek, research and development, finance and corporate development upon Mr. Bohannon’s retirement at the end of August 2013. Subsequent to the end of the 2014 fiscal year, Mr. Snyder resigned from the Company, effective July 31, 2014. Prior to joining Neogen, Mr. Snyder served in various commercial, sales and marketing leadership positions in nutrition-oriented food ingredients, high-intensity sweeteners and industrial products with privately-held Cargill, based in Minneapolis, Minnesota, from 2001 to 2013.

Steven J. Quinlan, age 52, joined the Company in January 2011 as Vice President and Chief Financial Officer. In October 2011, he assumed the position of Secretary. From 1992 to 2010, Mr. Quinlan served in various accounting capacities with Michigan-based Detrex Corporation, a publicly held manufacturer of commercial and industrial pipe and specialty chemicals. He served as Vice President-Finance, Chief Financial Officer and Treasurer of Detrex from 2002 to 2010, responsible for all finance, accounting and external reporting. Before joining Detrex, he served in accounting and finance related positions at Price Waterhouse (1985-1989) and Ford Motor Company (1989-1992).

Edward L. Bradley, age 54, joined the Company in February 1995 as Vice President of Sales and Marketing for AMPCOR Diagnostics, Inc. In June 1996, he was made a Vice President of the Company. Currently, Mr. Bradley is responsible for all activities focused on food safety products on a worldwide basis except research and development and Neogen Europe. From 1988 to 1995, Mr. Bradley served in several sales and marketing capacities for Mallinckrodt Animal Health, including the position of National Sales Manager for its Food Animal Products Division. Prior to joining Mallinckrodt, he held several sales and marketing positions for Stauffer Chemical Company.

Terri A. Morrical, age 49, joined Neogen Corporation in September 1992 as part of the Company’s acquisition of WTT, Incorporated. She has directed most aspects of the Company’s animal safety operations since she joined the Company and currently serves as Vice President in charge of all of the Company’s animal safety operations excluding Geneseek. From 1986 to 1991, she was Controller for Freeze Point Cold Storage Systems and concurrently served in the same capacity for Powercore, Inc. In 1990, she joined WTT, Incorporated as Vice President and Chief Financial Officer and then became President, the position she held at the time Neogen acquired the business.

Compensation Objectives

The Company’s executive compensation programs are designed to be aligned with shareholder value creation and are structured to reward individual and organizational performance and be simple, concise and understandable. A significant percentage of each NEO’s compensation consists of variable pay.

The primary objectives of the compensation programs covering NEOs are to:

•	Attract, retain and motivate highly talented executives who will drive the success of the business;

•	Align incentives with the achievement of measurable corporate, business unit and individual performance objectives based on financial and non-financial measures, as appropriate;

•	Provide overall compensation that is considered equitable to the employee and the Company; and

•	Ensure reasonable, affordable and appropriate compensation program costs.

Compensation Elements

The primary compensation elements provided to NEOs are:

•	Base salary;

•	Discretionary annual bonus; and

•	Equity-based long-term incentive compensation delivered in the form of stock option grants.

Other compensation elements include health and welfare benefits plans under which the NEOs receive similar benefits to those provided to all other eligible U.S.-based employees, such as medical, life insurance and disability coverage.

The Compensation Committee is provided materials by management regarding the various compensation elements of each NEO’s compensation package. The Compensation Committee makes decisions about each compensation element in the context of each NEO’s total compensation package. The compensation of senior level employees generally incorporates variable pay elements such as bonus and stock options, although no specific formula, schedule or tier is applied in establishing compensation “mix.”

Each of the compensation elements and its purpose is further described below.

Consideration of Last Year’s Say-on-Pay Vote

At our 2014 annual meeting of shareholders, our shareholders were provided with an opportunity to cast an advisory vote on the compensation of our executive officers for fiscal 2014. The say-on-pay vote yielded approximately 98% approval of those votes cast. Notwithstanding this favorable vote, we continue to seek input from our shareholders to understand their views with respect to our approach to executive compensation, and in particular in connection with the Compensation Committee’s efforts to tie compensation to performance.

Base Salary

Base salary is intended to compensate the executive for the basic market value of the position, time in the position and the relation of that position to other positions in the Company. Each NEO’s salary and performance is reviewed annually. Factors considered in determining the level of executive base pay include the role and responsibilities of the position, performance against expectations and an individual’s job experience or unique role responsibilities.

Actual earned salary for 2015 is shown in the “Salary” column of the Summary Compensation Table. Base salary rates and increases from 2014 to 2015, if applicable, are shown in the following table.

Name	2015 Salary Rate	2014 Salary Rate	Percent Increase
James L. Herbert	$400,000	$370,000	8.1%
Richard E. Calk, Jr. (1)	335,000	—	N/A
Stephen K. Snyder (2)	275,000	275,000	N/A
Steven J. Quinlan	200,000	191,000	4.7%
Edward L. Bradley	177,000	167,000	6.0%
Terri A. Morrical	173,000	165,000	4.8%

(1)	Mr. Calk joined the Company on December 8, 2014.
(2)	Mr. Snyder resigned from the Company on July 31, 2014.

Discretionary Annual Bonus

Bonuses paid in fiscal 2016 related to fiscal 2015 are as follows:

Name	Target Value	Actual Payments	Percentage of Target
James L. Herbert	$180,000	$180,000	100%
Richard E. Calk, Jr. (1)	—	—	N/A
Stephen K. Snyder (2)	—	—	N/A
Steven J. Quinlan	50,000	33,000	66%
Edward L. Bradley	70,000	37,000	53%
Terri A. Morrical	65,000	65,000	100%

(1)	Mr. Calk joined the Company on December 8, 2014, and is not eligible for a bonus until November 30, 2015. His bonus opportunity is $134,000.
(2)	Mr. Snyder resigned from the Company, effective July 31, 2014, and was not eligible for a bonus.

Target Values for bonuses are set by the Compensation Committee and communicated to the officers at the time that the prior year actual payments are communicated. Bonus payments were determined by the Compensation Committee based on the Committee’s perception of the efforts expended and achievements of the officers during the fiscal year. The Compensation Committee took into account the recommendations of Mr. Herbert with respect to Mr. Quinlan’s bonus, and took into account the recommendations of Mr. Herbert and Mr. Calk with respect to Mr. Bradley’s and Ms. Morrical’s bonuses. Targeted and actual bonuses are based on individual objectives and the Company’s performance, within the discretion of the Compensation Committee. The Compensation Committee’s appraisal of the Company’s overall performance was influenced by the following:

•	Revenues increased 14.4% to $283.1 million;

•	Gross margins were 49.4%, compared to 49.6% in fiscal 2014;

•	Operating income was $53.1 million, an increase of 22.4% over fiscal 2014;

•	The Company generated $43.8 cash from operations, compared to $21.7 million in fiscal 2014; and

•	Stockholder’s equity increased to $351.0 million, compared to $306.3 million at May 31, 2014.

During the fiscal year, the Company made two acquisitions and the management team completed the integration of three strategic acquisitions done in fiscal 2014. The Compensation Committee determined that, based upon the above listed factors, among others, Mr. Herbert had provided strong leadership in the current year and positioned the Company well for future growth in revenue and profitability, and therefore awarded him 100% of his total targeted bonus, Mr. Bradley and Ms. Morrical’s bonuses are primarily affected by the sales, operating income and other operating metrics of the division for which they have primary responsibility. Mr. Quinlan’s bonus is tied to operating metrics of the overall Company, as well as other internal objectives.

Substantially all managers’ bonus arrangements, including those of each of the NEOs, include a provision that the bonuses otherwise payable may be decreased in the event that specific Company earnings per share targets are not met. Actual Company earnings of $0.90 per share in fiscal 2015 exceeded the earnings per share target; thus, the potential bonus amounts were not reduced below the targeted bonus level for each of the NEOs.

Long-Term Incentive Compensation

The objectives of the long-term incentive portion of the compensation package are to:

•	Align the personal and financial interests of management and other employees with shareholder interests;

•	Balance short-term decision-making with a focus on improving shareholder value over the long term;

•	Provide a means to attract, reward and retain a skilled management team; and

•	Provide the opportunity to build a further ownership position in Neogen Corporation stock.

The long-term incentive mechanism at the Company has been and continues to be stock option awards, the ultimate value of which is dependent on increases in the Company’s stock price. Stock options are granted to provide employees with a personal financial interest in the Company’s long-term success, promote retention of employees and enable the Company to compete for the services of new employees in a competitive market. The Company continues to believe that stock options are the most appropriate means to accomplish long-term incentive objectives.

The stock option program is designed to deliver competitive long-term awards while incurring a minimal level of expense and shareholder dilution relative to other long-term incentive programs. It is the Company’s view that stock options represent an optimal use of corporate resources and are the best method for the Company to achieve the objectives of the long-term compensation element.

The Company maintains one equity-based long-term incentive plan that has been previously approved by shareholders—the Neogen Corporation 2007 Stock Option Plan, which was amended in 2011. Available awards under the 2007 Plan include options and upon approval of the 2015 Plan, all subsequent awards of equity or equity rights would be granted under the 2015 Plan, and no further awards would be made under the 2007 Plan.

In general, options granted by the Company are incentive options with five year lives that vest 20% per year beginning with the year following the year of grant. Certain incentive options are converted to non-qualified options when IRS limitations for incentive options are exceeded. Prior to 2006, these re-characterized options carried three year vesting provisions and ten year terms. For 2006 and subsequent years, the nonqualified options retain the same vesting and life provisions as incentive options. Nonqualified stock options, with up to ten year terms and vesting 33% per year for the three years following the year of grant, are granted to Directors. In all cases, grant prices are equal to the closing price on the day of the grant. The Company does not reprice options and does not “reload”—which means the recipient is only able to exercise the number of shares in the original stock option grant. The Company’s practice has been to make an annual award to the majority of recipients as well as rare hire-on awards to select new hires.

Annual stock option grants are made at the discretion of the Stock Option Committee, with the exception of non-employee director awards which are granted automatically under the terms of the Stock Option Plan. Management makes recommendations to the Stock Option Committee as to the stock option award levels and terms. The determination with respect to the number of options to be granted to any particular participant is ultimately subjective in nature. While no specific performance measures are applied, factors considered in determining the number of options to be awarded to an individual include his or her level of responsibility and position within the Company, demonstrated performance over time, value to the Company’s past and future success, historic grants, retention concerns and, in the aggregate, share availability under the plan and overall Company expense and shareholder dilution from awards. Management provides the Stock Option Committee information on grants made in the past three years and the accumulated value of all stock option awards outstanding to each NEO.

The table below shows the size of the fiscal 2015 stock option grants to each of the NEOs. Mr. Snyder resigned from the Company on July 31, 2014, and was not granted options in fiscal 2015. Mr. Calk joined the Company on December 8, 2014 and was granted 13,000 options on the beginning date of his employment.

Name	Number of Options	Compensation Cost Recognized for 2015 Grants (1) (2)
James L. Herbert	95,000	$1,126,006
Richard E. Calk, Jr.	13,000	169,878
Stephen K. Snyder	—	—
Steven J. Quinlan	18,000	213,348
Edward L. Bradley	28,500	337,802
Terri A. Morrical	28,500	337,802

(1)	Represents the aggregate grant date fair value of each stock option granted in fiscal 2015, calculated in accordance with the provisions of the Compensation—Stock Compensation Topic of the FASB Codification. This amount will be recognized over the vesting period of the grants.
(2)	The stock option Codification Topic 718 values throughout this Proxy Statement have been calculated using the Black-Scholes option pricing model using the assumptions in the following table:

Black-Scholes Model Assumptions (a)	2015	2014	2013	2012	2011
Risk-free interest rate	1.2%	0.8%	1.2%	1.2%	1.7%
Expected dividend yield	0%	0%	0%	0%	0%
Expected stock price volatility	36.2%	33.1%	39.2%	36.4%	35.8%
Expected option life	4 years	4 years	4 years	4 Years	4 Years

(a)	The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

Retirement Plans: A defined contribution plan, the Neogen Corporation 401(k) Retirement Savings Plan (“401(k) Plan”) is available to all eligible U.S. employees including all NEOs. Under the 401(k) Plan, the Company matches dollar per dollar of the first 3%, and fifty cents per dollar of the next 2%, of pay contributed by the employee up to the Internal Revenue Code limits. Matching contributions to the 401(k) Plan vest immediately upon payment.

Health and Welfare Benefits Plans: Benefits such as medical, dental, vision, life insurance and disability coverage are provided to each NEO under benefits plans that are provided to all eligible U.S.-based employees. The benefits plans are part of the overall total compensation offering and are intended to be competitive and provide health care coverage for employees and their families. The NEOs have no additional Company-paid health benefits. Similar to all other employees, NEOs have the ability to purchase supplemental life, dependent life, long-term care insurance, and accidental death and dismemberment coverage through the Company. The value of these benefits is not included in the Summary Compensation Table since they are purchased by each NEO and are made available to all U.S. employees. No form of post-retirement health care benefits is provided to any employee.

Perquisites: The values of perquisites and other personal benefits are included in the “All Other Compensation” column of the Summary Compensation Table, and consist primarily of Company matching contributions to the 401(k) plan and the value of Company paid group term life insurance.

Employee Stock Purchase Plan: Employees in the U.S. are permitted to voluntarily purchase Company stock at a 5% discount through after-tax payroll deductions under the Employee Stock Purchase Plan (“ESPP”) as a way to facilitate employees becoming shareholders of the Company. The ESPP purchases stock bi-annually for participants through a third party plan administrator. None of the NEOs are currently eligible to purchase shares through the plan.

Executive and Non-Employee Director Stock Ownership Policy

The Company has a stock ownership policy in place for all corporate officers, including the NEOs and Directors. This reflects the Company’s conviction that all senior executives should have meaningful actual share ownership positions in the Company in order to reinforce the alignment of management and shareholder interests. The ownership policy was adopted by the Board in July 2007. The Compensation Committee periodically reviews the policy requirements to ensure they continue to be reasonable and competitive.

The ownership requirements are:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	2 times annual cash fees paid	5 years

Chief Executive Officer	2 times annual salary, including bonus	3 years

Corporate Officers	2 times annual salary, including bonus	5 years

Stock owned includes shares owned outright, including 401(k) Plan shares, but does not include stock options. As of May 31, 2015, all non-employee directors, the chief executive officer and all corporate officers were at or above the applicable stock ownership requirement or within the expected time period to comply.

Employment Agreements and Severance Policy

The Company does not provide employment or severance agreements. The Company maintains a discretionary severance practice for all eligible employees, which could potentially include the NEOs. The discretionary practice provides for payments as determined by the Company as circumstances warrant.

Chief Executive Officer Compensation

Compensation Information: For purposes of its review of Mr. Herbert’s pay in fiscal 2015, the Compensation Committee considered the following criteria:

•	The success of the Company in the past year;

•	The success of the Company over an extended period; and

•	The importance of Mr. Herbert to the continued success of the Company.

Base Salary: Mr. Herbert’s salary was increased from $370,000 to $400,000 in the 2015 fiscal year. Base salary determinations include consideration of the level of business performance in fiscal 2014, historical base salary increases and time in the position and take into consideration all forms of compensation earned, including long-term incentive compensation.

Annual Bonus: Mr. Herbert, based on his accomplishments during the year, achieved 100% of his 2015 bonus objectives, resulting in a $180,000 payout. Mr.  Herbert’s bonus payout was $162,000 for the 2014 fiscal year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis and, on the basis of such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Thomas H. Reed

Jack C. Parnell

William T. Boehm, Ph.D.

Members of the Compensation Committee

EXECUTIVE COMPENSATION

The table sets forth information regarding all elements of the compensation paid to the Company’s principal executive officers, principal financial officer and two other most highly compensated executive officers (the “NEOs”) for fiscal years 2013, 2014 and 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
James L. Herbert	2015	$400,000	$180,000	$1,126,006	$—	$14,000	$1,720,006
Chairman & Chief Executive Officer (5)	2014	370,000	162,000	879,185	—	10,063	1,421,248
	2013	360,000	175,000	828,600	—	544,778	1,908,378

Richard E. Calk, Jr.	2015	161,156	—	169,878	—	207	331,241
President & Chief Operating Officer (6)

Stephen K. Snyder	2015	50,064	—	—	—	1,585	51,649
Former President & Chief Operating Officer (7)	2014	257,814	—	220,883	—	6,694	485,391

Steven J. Quinlan	2015	200,000	33,000	213,348	—	8,279	454,627
Vice President & Chief Financial Officer	2014	191,000	42,000	131,877	—	7,540	372,417
	2013	185,000	42,000	103,575	—	7,680	338,255

Edward L. Bradley	2015	177,000	37,000	337,802	—	7,494	559,296
Vice President,	2014	167,000	28,000	271,081	—	6,517	472,598
Food Safety Operations	2013	162,000	54,600	248,580	—	6,824	472,004

Terri A. Morrical	2015	173,000	65,000	337,802	—	7,214	583,016
Vice President, Animal Safety Operations	2014	165,000	48,000	263,755	—	6,597	485,352
	2013	160,000	43,100	248,580	—	6,610	458,290

(1)	SEC rules require separation of the discretionary and formulaic aspects of annual bonus payments into the two separate columns—Bonus and Non-Equity Incentive Plan Compensation.
(2)	Calculations use grant-date fair value based on Codification Topic 718 for the 2013, 2014 and 2015 stock option grants. For purpose of this disclosure, the calculations do not attribute the compensation cost to the requisite vesting period. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation.”
(3)	In fiscal 2013, 2014 and 2015 all NEOs bonuses were discretionary, and are listed under Bonus.
(4)	Includes 401(k) Plan matching contributions and value of group term life insurance. See “Compensation Discussions and Analysis—Compensations Elements” for additional information on these amounts.
(5)	Amount included in All Other Compensation in 2013 includes $530,900 in investment earnings from a deferred compensation program in which Mr. Herbert participated. Compensation deferred in prior years was invested with an outside third party during the period from 2001 to 2012; Mr. Herbert elected to terminate his participation in the program in December 2012.
(6)	Mr. Calk joined the Company on December 8, 2014 at an annual salary of $335,000.
(7)	Mr. Snyder was hired on June 24, 2013, and resigned from the Company on July 31, 2014. The amount included in All Other Compensation in 2014 includes $6,375 in taxable reimbursements for housing.

The following table sets forth the fiscal 2015 compensation cost recognized for fiscal 2015 awards or the portion of awards vested in fiscal 2015 from prior grants as shown in the “Option Awards” column:

Option Awards

Name	2015 Awards	2014 Awards	2013 Awards	2012 Awards	2011 Awards	Total
James L. Herbert	$225,201	$175,837	$165,720	$114,615	$93,720	$775,093
Richard E. Calk, Jr.	33,976	—	—	—	—	33,976
Stephen K. Snyder	—	44,177	—	—	—	44,177
Steven J. Quinlan	42,670	26,375	20,715	10,420	—	100,180
Edward L. Bradley	67,560	54,216	49,716	35,426	28,968	235,616
Terri A. Morrical	67,560	52,751	49,716	33,343	26,412	229,782

The following table indicates the “mix” of total direct compensation for the NEOs in 2015 based on annualized salary, total bonus payment and the Codification Topic 718 compensation expense of 2015 option awards:

Name	Salary	Annual Bonus	Stock Option Grant-Date Value using Black-Scholes (1)
James L. Herbert	$400,000	$180,000	$1,126,006
Richard E. Calk, Jr. (2)	335,000	—	169,878
Stephen K. Snyder (3)	275,000	—	—
Steven J. Quinlan	200,000	33,000	213,348
Edward L. Bradley	177,000	37,000	337,802
Terri A. Morrical	173,000	65,000	337,802

(1)	Calculations use grant-date fair value based on Codification Topic 718 for 2015 stock option grants. For purposes of this table, the calculations do not attribute the compensation cost to the requisite vesting period.
(2)	Mr. Calk joined the Company on December 8, 2014. He is eligible for an annual bonus of up to $134,000, based upon achievement of agreed upon objectives through November 30, 2015.
(3)	Mr. Snyder resigned from the Company, effective July 31, 2014.

Grants of Plan-Based Awards

The following table sets forth additional information regarding the range of option awards granted to the NEOs in the year ended May 31, 2015 that are disclosed in the Summary Compensation Table.

Name	Grant Date (3)	Number of Securities Underlying Options	Exercise of Base Price of Options Awards (4)	Closing Market Price on Date of Grant	Grant-date Fair Value of Options Awards (5)
James L. Herbert	10/1/2014	95,000	$39.61	$39.61	$1,126,006
Richard E. Calk, Jr. (1)	12/8/2014	13,000	43.67	43.67	169,878
Stephen K. Snyder (2)	—	—	—	—	—
Steven J. Quinlan	10/1/2014	18,000	39.61	39.61	213,348
Edward L. Bradley	10/1/2014	28,500	39.61	39.61	337,802
Terri A. Morrical	10/1/2014	28,500	39.61	39.61	337,802

(1)	Mr. Calk joined the Company on December 8, 2014.
(2)	Mr. Snyder resigned from the Company on July 31, 2014.
(3)	Represents the date the grants were made.

(4)	In accordance with the terms of the 2007 Plan, these options were granted at 100% of the closing market price on the day of the grant. Options have a five-year term and generally become exercisable as to 20% of the shares on each of the five anniversary dates of the grant.
(5)	Represents grant-date value based on Codification Topic 718 for the option grants. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term, Incentive Compensation.”

Outstanding Equity Awards at Fiscal Year-End

This table sets forth information regarding unexercised options that were held by the NEOs at May 31, 2015.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
James L. Herbert	—	16,500	$18.68	8/24/2015
	49,500	33,001	23.07	9/29/2016
	36,000	54,001	28.67	10/4/2017
	18,000	72,000	36.07	8/30/2018
	—	95,000	39.61	10/30/2019

	103,500	270,502

Richard E. Calk, Jr.	—	13,000	$43.67	1/7/2020

	—	13,000

Steven J. Quinlan	1,500	3,000	$23.07	9/29/2016
	4,500	6,750	28.67	10/4/2017
	2,700	10,800	36.07	8/30/2018
	—	18,000	39.61	10/30/2019

	8,700	38,550

Edward L. Bradley	329	5,100	$18.68	8/24/2015
	15,300	10,201	23.07	9/29/2016
	10,800	16,201	28.67	10/4/2017
	5,550	22,200	36.07	8/30/2018
	—	28,500	39.61	10/30/2019

	31,979	82,202

Terri A. Morrical	4,650	4,650	$18.68	8/24/2015
	14,400	9,600	23.07	9/29/2016
	10,800	16,201	28.67	10/4/2017
	5,400	21,600	36.07	8/30/2018
	—	28,500	39.61	10/30/2019

	35,250	80,551

(1)	Vesting schedules for Incentive Stock and Non-Qualified Options are 20% of the shares on each of the first five anniversary dates of the grant.

Option Exercises and Stock Vested

This table sets forth information with respect to option exercises by the NEOs during fiscal 2015.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
James L. Herbert	58,498	$1,642,476
Richard E. Calk, Jr.	—	—
Stephen K. Snyder	4,501	32,303
Steven J. Quinlan	1,500	38,440
Edward L. Bradley	51,570	1,797,222
Terri A. Morrical	6,748	197,476

(1)	Represents the difference between the exercise price and the closing price of the Common Stock as reported on the NASDAQ-GS on the exercise date.

Pension Benefits

The Company sponsors no defined benefit plans, therefore, none of the NEOs participates in a defined benefit plan sponsored by the Company.

COMPENSATION OF DIRECTORS

Director Compensation

This table sets forth information regarding compensation paid during fiscal 2015 to directors who were not employees.

Name	Fees Earned Or Paid In Cash	Option Awards (1)	All Other Compensation	Total
William T. Boehm, Ph.D.	$38,000	$37,039	—	$75,039
Richard T. Crowder, Ph.D.	37,500	37,039	—	74,539
A. Charles Fischer	35,000	37,039	—	72,039
Ronald D. Green, Ph.D .	20,000	61,732	—	81,732
G. Bruce Papesh	34,500	37,039	—	71,539
Jack C. Parnell	36,000	37,039	—	73,039
Thomas H. Reed	35,500	37,039	—	72,539
Clayton K. Yeutter, Ph.D.	37,000	37,039	—	74,039

(1)	Calculations use grant-date fair value based on Codification Topic 718 for the fiscal 2015 stock option grants. For purpose of this disclosure, the calculations do not attribute the compensation cost to the requisite vesting period. For information on valuation assumptions, see “Compensation Discussion and Analysis—Compensation Elements—Long-term Incentive Compensation.”

The following table sets forth the fiscal 2015 compensation cost recognized for fiscal 2015 awards to directors and the portion of awards vested in fiscal 2015 from prior grants as shown in the “Option Awards” column.

Option Awards

Name	2015 Awards	2014 Awards	2013 Awards	Total
William T. Boehm, Ph.D.	$12,346	$16,923	$13,810	$41,008
Richard T. Crowder, Ph.D.	12,346	16,923	13,810	41,008
A. Charles Fischer	12,346	16,923	13,810	41,008
Ronald D. Green, Ph.D.	20,577	—	—	20,577
G. Bruce Papesh	12,346	16,923	13,810	41,008
Jack C. Parnell	12,346	16,923	13,810	41,008
Thomas H. Reed	12,346	16,923	13,810	41,008
Clayton K. Yeutter, Ph.D.	12,346	16,923	13,810	41,008

The grant-date fair value of the stock option awards granted in fiscal 2015, the compensation cost recognized for fiscal 2015 grants, and outstanding option awards at May 31, 2015 were:

Name	Grant-Date Fair Value based Codification Topic 718 for 2015 Grants	Compensation Cost Recognized for 2015 Grants	Option Awards Outstanding at May 31, 2015
William T. Boehm, Ph.D.	$37,039	$12,346	18,000
Richard T. Crowder, Ph.D.	37,039	12,346	27,750
A. Charles Fischer	37,039	12,346	16,500
Ronald D. Green, Ph.D.	61,732	20,577	16,500
G. Bruce Papesh	37,039	12,346	50,250
Jack C. Parnell	37,039	12,346	13,000
Thomas H. Reed	37,039	12,346	25,500
Clayton K. Yeutter, Ph.D.	37,039	12,346	36,750

All non-employee Directors are granted non-qualified options to purchase 5,000 shares of Common Stock when first elected to the Board and are granted non-qualified options to purchase 3,000 shares of Common Stock upon subsequent election to, or commencement of annual service on, the Board. The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. Non-employee Directors receive an annual retainer; through the first two quarters of fiscal 2015, the annual retainer was $24,000. Effective December 1, 2014, the annual retainer was increased to $32,000 (paid quarterly). Each Director also receives $1,000 for each Board meeting and $500 for each committee meeting attended. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

AUDIT COMMITTEE REPORT

The undersigned constitute the Audit Committee of the Board of the Company. The Audit Committee serves in an oversight capacity and is not intended to be part of the Company’s operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the consolidated financial statements, the financial reporting process and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing independent audits of the consolidated financial statements and an audit of management’s assessment of internal control over financial reporting. The Audit Committee monitors and oversees these processes. The Audit Committee also approves the selection and appointment of the Company’s independent registered public accounting firm and recommends the ratification of such selection and appointment to the shareholders.

In this context, the Audit Committee met and held discussions with management and BDO throughout the year and reported the results of our activities to the Board. Specifically the following were completed:

•	Reviewed and discussed the audited financial statements for the fiscal year ended May 31, 2015 with the Company’s management;

•	Discussed with BDO the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and

•

Received written disclosure regarding independence from BDO as required by applicable requirements of the PCAOB for independent auditor communications with audit committees concerning their independence and discussed with BDO its independence.

Based on the above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s fiscal year 2015 annual report on Form 10-K and the Company’s annual report to shareholders.

Submitted by:

Clayton K. Yeutter, Ph.D.

Richard T. Crowder, Ph.D.

William T. Boehm, Ph.D.

Members of the Audit Committee

ADDITIONAL INFORMATION

Shareholder Proposals for the 2016 Annual Meeting

Shareholder proposals intended to be presented at the 2016 annual meeting of shareholders and that a shareholder would like to have included in the Proxy Statement and form of proxy relating to that meeting must be received by the Company at its principal executive offices at 620 Lesher Place, Lansing, Michigan, 48912 for consideration no later than May 1, 2016 to be considered for inclusion in the proxy statement and form of proxy related to that meeting. Such proposals of shareholders should be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. All other proposals of shareholders that are intended to be presented at the 2016 annual meeting must be received by the Company no later than May 1, 2016 or they will be considered untimely.

Under our Bylaws, proposals of shareholders intended to be submitted to a formal vote (other than proposals to be included in our proxy statement) at the 2016 annual meeting may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than 90 days and no later than 60 days prior to the anniversary of the preceding year’s annual meeting; provided, however that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Company has not previously held an annual meeting, notice by the shareholder to be timely must be given no earlier than 90 days prior to such annual meeting and no later than 60 days prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain certain information as specified in our Bylaws. Assuming that our 2016 annual meeting is not advanced by more than 60 days from the anniversary date of the 2015 annual meeting, we must receive notice of an intention to introduce a nomination or other item of business at the 2016 annual meeting after July 3, 2016, and no later than August 2, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires beneficial owners of more than 10% of the Company’s common stock, among others, to file reports with respect to changes in their ownership of common stock. During fiscal 2015, to the Company’s knowledge, none of the directors, executive officers and 10% shareholders of the Company failed to comply with the requirements of Section 16(a).

Other Actions

At this time, no other matter other than those referred to above is known to be brought before the meeting. If any additional matter(s) should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matter(s).

Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on October 1, 2015. See http//www.neogen.com/Corporate/invest.html for a copy of the 2015 proxy statement and annual report.

Expenses of Solicitation

The cost of solicitation of proxies for the Annual Meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board,

Steven J. Quinlan

Secretary

August 28, 2015

Appendix A

NEOGEN CORPORATION

Neogen Corporation 2015 Omnibus Incentive Plan

(Effective October 1, 2015)

1. Purposes of Plan. The purposes of this Plan are (a) to provide incentives and awards to Employees, Directors and Consultants of the Company and its Affiliates, by encouraging their ownership of Stock and (b) to aid the Company and its Affiliates in retaining such Employees, Directors and Consultants, upon whose efforts the Company’s success and future growth depends, and attracting other such individuals.

2. Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to the Company, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. For purposes of clarity, Affiliate shall include all Subsidiaries of the Company.

(b) “Award” means individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, or Other Stock and Stock Unit Awards. Each Award shall be evidenced by an Award Agreement containing such terms and conditions as the Committee may approve, but such terms and conditions shall be consistent with any applicable terms and conditions specified in the Plan.

(c) “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e) “Board” or “Board of Directors” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise set forth in an applicable employment agreement with a Participant, Participant’s (i) commission of a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude or has resulted, or reasonably could be expected to result, in imprisonment of the Participant or any adverse publicity regarding Participant or the Company or economic injury to the Company, (ii) dishonesty or willful commission or omission of any action that has resulted, or reasonably could be expected to result, in any adverse publicity regarding Participant or the Company or has caused, or reasonably could be expected to cause, demonstrable and serious economic injury to the Company, or (iii) material breach of this Agreement, any other agreement entered into between a Participant and the Company or any Affiliates, or the Company’s policies and procedures as may be implemented from time to time (other than as a result of the Disability of Participant or other factors outside of Participant’s control) after notice and a reasonable opportunity to cure (if such breach can be cured).

(g) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and

“associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the Beneficial Owner, directly or indirectly, of securities of the Company representing 40 percent or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the company); or

(ii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

(iii) if (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (D) the Company shall sell or otherwise transfer substantially all of the assets of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 40 percent or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a share split, share dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 40 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

Notwithstanding that anything else to the contrary contained in this Section 2(g) to the extent “Change in Control” is a payment trigger, and not merely a vesting trigger, for any 409A Award, a “Change in Control” shall not be deemed to have occurred unless such “Change in Control” is also a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described in Treas. Reg. Section 1.409A-3(i)(5).

(h) “Code” means the Internal Revenue Code of 1986 and any successor statute thereto, as amended, including the rules and regulations promulgated thereunder.

(i) “Committee” means the Stock Option Committee of the Board, or any other committee of the Board to the extent designated by resolution of the Board, which committee shall be constituted as provided in Section 3 hereof.

(j) “Company” means Neogen Corporation, or any successor thereto as provided in Article 18 hereof.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render bona fide services to such entity (other than in connection with the offer or sale of securities in a capital-raising transaction or to promote or maintain a market for the Company’s securities).

(l) “Covered Employee” means a Participant who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

(m) “Director” means a member of the Board, or a member of the board of directors of an Affiliate.

(n) “Disability” or “Disabled” means with respect to any other Participant, a condition under which the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

A Participant shall not be deemed to be Disabled as a result of any condition that:

(A) was contracted, suffered, or incurred while such Participant was engaged in, or resulted from such Participant having engaged in, a felonious activity; or

(B) resulted from an intentionally self-inflicted injury or an addiction to drugs, alcohol, or substances which are not administered under the direction of a licensed physician as part of a medical treatment plan.

The Disability of a Participant and the date on which a Participant ceases to be employed by reason of Disability shall be determined by the Company, in accordance with uniform principles consistently applied, on the basis of such evidence as the Committee and the Company deem necessary and desirable, and its good faith determination shall be conclusive for all purposes of the Plan. The Committee or the Company shall have the right to require a Participant to submit to an examination by physicians and to submit to such reexaminations as the Committee or the Company shall require in order to make a determination concerning the Participant’s physical or mental condition; provided, however, that a Participant may not be required to undergo a medical examination more often than once each 180 days. If any Participant engages in any occupation or employment (except for rehabilitation as determined by the Committee) for remuneration or profit, which activity would be inconsistent with the finding of Disability, or if the Committee, on the recommendation of the Company, determines on the basis of a medical examination that a Participant no longer has a Disability, or if a Participant refuses to submit to any medical examination properly requested by the Committee or the Company, then in any such event, the Participant shall be deemed to have recovered from such Disability. Notwithstanding the foregoing, in the event a Participant is employed under a written employment agreement with the Company or one of its Affiliates which agreement includes a definition of “disability,” “disability” shall have the meaning set forth in such agreement; provided, however, to the extent such agreement is silent on any of the determination provisions set forth in this paragraph, such provisions shall apply.

The Committee in its discretion may revise this definition of “Disability” for any grant, except to the extent that the Disability is a payment event under a 409A Award, in which event the definition of “Disability” in Treas. Reg. Section 1.409A.-3(i)(4) shall apply and cannot be changed after the 409A Award is granted.

(o) “Eligible Person” means any Employee, Director or Consultant and includes non-Employees to whom an offer of employment has been or is being extended.

(p) “Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r) “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional share exchange, is admitted to quotation on the Nasdaq National Market or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date; or if there is no such reported closing price, the Fair Market Value shall be the mean between the high and low sale prices on such trading day, or if no sale of Shares is reported, the mean between the highest bid and lowest asked price on such trading day, or, if no bid and asking price is reported for such trading day, the reported closing price on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, the Fair Market Value shall be the value of the Shares as determined by the Committee in good faith; provided that such valuation with respect to any Award that the Company intends to be a stock right not providing for the deferral of compensation under Treas. Reg. Section 1.409A-1(b)(5)(i) (Non-Qualified Options) shall be determined by the reasonable application of a reasonable valuation method, as described in Treas. Reg Section 1.409A-1(b)(5)(iv)(B). In the case of an Incentive Stock Option, if the foregoing method of determining fair market value is inconsistent with Section 422 of the Code, then Fair Market Value shall be determined by the Committee in a manner consistent with such Section of the Code and shall mean the value so determined.

(s) “409A Award” means any Award that is treated as a deferral of compensation subject to the requirements of Section 409A of the Code.

(t) “Grant Date” means the date on which an Award is made by the Committee or the Board of Directors under this Plan or such later date as may be specified by the Committee or the Board.

(u) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Section 6 hereof, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(v) “Non-qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Section 6 hereof, which is not intended to be an Incentive Stock Option.

(w) “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

(x) “Option Price” means the exercise price for each Share subject to an Option.

(y) “Optionee” means the holder of an Option.

(z) “Other Stock and Stock Unit Award” means awards of unrestricted Shares, or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

(aa) “Outside Director” means a member of the Board who is not an employee of the Company or any Affiliate.

(bb) “Participant” means any Eligible Person who has been granted an Award under the Plan.

(cc) “Performance Award” means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

(dd) “Performance Measures” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): (i) achieving a level of Company net sales; (ii) achieving a level of earnings (including gross earnings or EBITDA, or other adjustments to EBITDA as determined by the Committee) or earnings per share; (iii) achieving a level of income or a level of gross profits for the Company, an Affiliate, or a business unit; (iv) achieving a return on the Company’s (or an Affiliate’s) capital, assets or shareholders’ equity; (v) achieving a level of appreciation in the price of the Shares of common stock; (vi) achieving a level of market share; (vii) achieving a Share price; (viii) achieving a level of earnings or income performance relative to peer companies over a specified period; (ix) achieving specified reductions of costs or targeted levels of costs; (x) achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts; (xi) achieving a level of cash flow; (xii) introducing one or more products into one or more new markets; (xiii) acquiring a prescribed number of (or sales volume related to) new customers in a line of business, or maintaining a prescribed number of (or sales volume related to) existing customers; (xiv) achieving a level of productivity within one or more business units; (xv) completing specified projects within or below the applicable budget; (xvi) completing acquisitions or dispositions of other businesses or assets, or integrating acquired businesses or assets; (xvii) expanding into other markets; (xviii) scientific or regulatory achievements; and (xix) implementation, completion or attainment of measurable objectives with respect to research, development, patents, inventions, products, projects or facilities and other key performance indicators. Subject to any exceptions noted in this Section 2(dd), Section 9(d) hereof, or any Award Agreement and any exceptions approved by the Committee, each such objective shall be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company. Performance Measures may vary from performance period to performance period and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(ee) “Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 hereof, the value of which is determined by the Fair Market Value of the Stock in a manner deemed appropriate by the Committee and described in the Award Agreement.

(ff) “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 hereof, the value of which is determined, in whole or in part, by the attainment of preestablished goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Award Agreement.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 hereof.

(hh) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d)(3).

(ii) “Plan” means the Neogen Corporation 2015 Omnibus Incentive Plan, as hereafter amended.

(jj) “Related Option” means an Incentive Stock Option or a Non-qualified Stock Option granted in conjunction with the grant of a Stock Appreciation Right.

(kk) “Restricted Stock” means an Award, designated as Restricted Stock, granted to a Participant pursuant to Section 8 hereof.

(ll) “Restricted Stock Unit” means an Award, designated a Restricted Stock Unit, granted to a Participant pursuant to Section 8 hereof.

(mm) “Retirement” means termination of employment or service by a Participant with the consent of the Committee on or after age 65, or any other definition established by the Committee, in its discretion, either in any Award or in writing after the grant of any Award, provided that the definition of Retirement with respect to the timing of payment (and not merely vesting) of any 409A Award cannot be changed after the Award is granted.

(nn) “Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Exchange Act.

(oo) “SAR Exercise Price” means the per share exercise price of an SAR granted to a Participant under Section 7 hereof.

(pp) “Secretary” means the officer designated as the Secretary of the Company.

(qq) “Section 16 Person” means a Participant who is subject to Section 16(b) of the Exchange Act with respect to transactions involving Stock.

(rr) “Stock” or “Shares” means the common stock of the Company, $0.16 par value.

(ss) “Stock Appreciation Right” or “SAR” means an Award, designated as a Stock Appreciation Right, granted to a Participant pursuant to Section 7 hereof.

(tt) “Subsidiary” means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(uu) “Substitute Award” means any Award granted or issued to a Participant in assumption of, or in substitution for, outstanding awards, or the right or obligation to make future awards by a company acquired by the Company or with which the Company combines (by merger, asset acquisition or otherwise).

(vv) “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Company, its parent, or any of their Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

3. Administration.

(a) The Plan shall be administered by or pursuant to the direction of the Committee, provided that the Board may exercise all of the Committee’s powers, authority and obligations under this Plan (and any Award Agreement) at any time, in whole or in part, in the Board’s discretion. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Participants and their legal representatives and beneficiaries. No member of the Committee or the Board shall be liable to any person for any such action taken or determination made in good faith with respect to the Plan or any Award or Award Agreement. Unless the Board determines otherwise, (i) all members of the Committee shall be “outside directors” as described in Section 162(m) of the Code, and (ii) no person shall be appointed to or serve as a member of the Committee unless at the time of such appointment and service he shall be a “non-employee director,” as defined in Rule 16b-3.

(b) The Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable to the administration of the Plan, any Award or any Award Agreement. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the authority to:

(i) grant Awards and determine the terms and conditions of the Awards;

(ii) determine the Participants to whom and the times at which Awards shall be granted;

(iii) determine all terms and provisions of each Award Agreement, which need not be identical;

(iv) construe and interpret the Award Agreements and the Plan;

(v) establish, amend, or waive rules or regulations for the Plan’s administration;

(vi) to accelerate the exercisability of any Award, the end of a performance period or termination of any Period of Restriction;

(vii) establish the rights of Participants with respect to an Award upon termination of employment or service as a Director;

(viii) determine whether, to what extent, and under what circumstances an Award may be settled, forfeited, exchanged or surrendered;

(ix) amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award; and

(x) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Notwithstanding the foregoing, neither the Committee nor the Board shall effect at any time directly or indirectly the repricing of any outstanding Options or SARs, including without limitation a repricing by (i) the cancellation of any outstanding Options or SARs under the Plan and the grant in substitution therefor of new Options or SARs under the Plan covering the same or different amount of Shares, or (ii) the cancellation of any outstanding Options or SARs with respect to which the Option Price or SAR Exercise Price is above Fair Market Value in exchange for a cash payment.

Unless otherwise specified in an Award Agreement, the Company retains the right to cause a forfeiture of any Award, or the gain realized by a Participant in connection therewith, on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or customers of the Company or its Affiliates, any confidentiality obligation with respect to the Company or its Affiliates, or any other policy of or agreement with the Company or its Affiliates, or as otherwise permitted by applicable laws and regulations, including but not limited to, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations promulgated under each respective act.

(c) All such actions and determinations shall be made in accordance with the Company’s governing documents and applicable law. Subject to the governing documents of the Company and applicable law, the Committee may delegate all or any portion of its authority under the Plan to a subcommittee of members of the Board and/or officers of the Company for the purposes of determining or administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act. The Committee’s prior exercise of discretionary authority shall not obligate it to exercise its authority in a similar fashion thereafter.

4. Stock Available.

(a) Reserved Shares. Subject to adjustment as provided in Section 13 hereof, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 3,000,000 Shares, of which no more than 500,000 Shares may be subject to awards of Performance Shares, Performance Share Units, Restricted Stock, Restricted Stock Units, unrestricted Shares or other awards pursuant to which the Participant need not pay to the Company the grant date Fair Market Value of each Share subject to the grant in connection with the exercise of the Award. There shall be no sublimit on the number of Incentive Stock Options, Nonqualified Options or Stock Appreciation Rights that may be granted under the Plan.

(b) Accounting for Shares.

(i) Except as provided in this Section 4, for every Share subject to Awards, the Shares available for grant hereunder shall be reduced by one Share. Awards to be settled only in cash shall not be counted against the Share limit above.

(ii) With respect to Performance Awards which are payable in Shares (whether in whole or in part, as elected by the Participant at the time such Award is settled), the maximum number of Shares shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan, subject to Section 4(b)(v) below.

(iii) Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Awards are settled in Shares; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

(iv) Substitute Awards shall not be counted against the Shares available for granting Awards under this Plan. Shares available under a shareholder approved equity plan acquired in a corporate acquisition or merger (each, a “pre-existing plan”) may be used for post-transaction Awards under this Plan without counting against the Shares reserved in Section 4(a) provided that (i) the number of Shares available for grant is appropriately adjusted to reflect the relative value of the Shares and the shares subject to the acquired entity’s equity plan, (ii) any such Award is not made beyond the period when it could have been granted under the pre-existing plan absent such transaction, and (iii) any such Award is not granted to individuals who were employed by the Company or its Affiliates immediately before the closing of such transaction. The provisions of this Section 4(b)(iv) shall be interpreted consistent with the applicable listing requirements.

(v) If any Shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of all or a portion of the Shares subject thereto (including the settlement of any Performance Awards in cash rather than Shares), then all or a portion, as applicable, of the number of Shares related to such Award shall not be counted against the Share limit above, but shall again be available for making Awards under the Plan.

(vi) Notwithstanding anything herein to the contrary, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are (x) Shares that were subject to an Option or a share-settled SAR and were not issued upon the net settlement or net exercise of such Option or SAR, (y) Shares delivered to or withheld by the Company or any Affiliate to pay the exercise price or the withholding taxes under an Option or SAR or (z) Shares repurchased on the open market with the proceeds of an Option exercise.

5. Award Eligibility and Limitations.

(a) General Rule. Awards under the Plan may be granted to any Eligible Person, provided that only Employees shall be eligible to receive Incentive Stock Options. Awards may be granted to Eligible Persons whether or not they hold or have held Awards previously granted under the Plan or otherwise granted or assumed by the Company. In selecting Eligible Persons for Awards, the Committee may take into consideration any factors it may deem relevant, including its views of the Eligible Person’s present and potential contributions to the success of the Company and its Affiliates.

(b) Limitations. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the number of Shares that may be granted in the form of any type of Award under this Plan in a single fiscal year to a Participant may not exceed 200,000 Shares, subject to adjustment as provided in Section 13, and excluding any Substitute Awards or other Awards described in Section 4(b)(iv) above. For avoidance of doubt, the maximum limit described in the immediately preceding sentence shall separately apply to Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock and Stock Unit Awards under Section 10 below. In addition, the maximum Performance Award opportunity that may be granted in any fiscal year and payable in cash to a Participant is $1,000,000, excluding any Substitute Awards or other Awards described in Section 4(b)(iv) above.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants as shall be determined by the Committee in its discretion; provided, however, ISOs may only be granted to Employees. Subject to Sections 4 and 5 hereof, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant.

(b) ISO $100,000 Limitation. To the extent that the aggregate Fair Market Value of Shares (determined at the Grant Date) with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan or agreement of the Company or any Affiliate) exceeds $100,000 (or such other amount as may be specified in Section 422 of the Code), such excess Options shall be treated as Non-qualified Stock Options.

(c) Option Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the terms of the Option, including the Option Price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment or service, and such other provisions as the Committee shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-qualified Stock Option, provided that the Options will be deemed Non-qualified Stock Options in the absence of such specification.

(d) Option Price. The Option Price shall be determined by the Committee subject to the following limitations. In the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date, or in the case of any Optionee who is a Ten Percent Shareholder at the Grant Date, such Option Price shall not be less than 110% of the Fair Market Value of such Stock on the Grant Date. In the case of a NQSO, the Option Price shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. In no event shall the Option Price of any Option be less than the par value of the Stock.

(e) Duration of Options. Each Option shall expire as set forth in the Award Agreement, provided, however, that no Option shall be exercisable later than the tenth anniversary date of its Grant Date and no ISO which is granted to any Optionee who, at the time such ISO is granted, is a Ten Percent Shareholder, shall be exercisable after the fifth anniversary date from such Grant Date.

(f) Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement, which need not be the same for all Participants. An Option may not be exercised for a fraction of a Share.

(g) Method of Exercise. In order to exercise an option, the Optionee shall deliver to the Company a properly executed exercise notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier’s check payable to the order of the Company in the aggregate amount of the Option Price therefor, provided that the Committee may, in its discretion permit a Participant to satisfy such aggregate Option Price by one or more of the following methods, in each case, to the extent permitted by applicable laws: (i) a reduction in Shares issuable upon exercise which have a value at the time of exercise that is equal to the Option Price, (ii) delivery of irrevocable instructions to a stockbroker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds sufficient to pay the aggregate Option price, (iii) delivery of previously owned Shares having a Fair Market Value on the date of exercise equal to the aggregate purchase price, or (iii) any other form that is consistent with, or permitted by, applicable laws, regulations and rules. An Optionee shall have none of the rights of a shareholder until the date as of which Shares are issued to him. For purposes of payment described in (i) above, the exercise shall be deemed to have occurred on the date the Company receives the exercise notice, accompanied by the stockbroker instructions, unless the Committee determines otherwise.

(h) Limitation on Exercise of Options. Notwithstanding the terms of any Award Agreement to the contrary, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of an Option with respect to any or all Participants (including those whose employment or service has terminated) to the extent that it determines that doing so is required or desirable in order to comply with applicable securities laws, provided that, if any blackout period occurs, the term of the Option shall not expire until the earlier of (i) 30 days after the blackout period ends or (ii) the tenth (10th) anniversary of the Grant Date. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such leave of absence approved by the Company; provided, further that in the case of an ISO, any such determination satisfies the requirements of Section 422 of the Code.

(i) Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with the Company and its Affiliates is terminated before exercise of an Option, the following rules shall apply:

(i) Generally. An Option may be exercised after the date of the Participant’s termination of employment or service, as applicable, only to the extent that the Option was vested as of the date of such termination. Any Option not vested at the time of a Participant’s termination of employment or service, as applicable, shall terminate and the Shares underlying such Option shall revert to the Plan and become available for future Awards. A vested Option may not be exercised after the expiration of one of the periods described below in (ii) through (iv) or after the expiration of the Term of such Option as set forth in the Award Agreement.

(ii) Termination upon death or Disability. If a Participant’s employment or service, as applicable, is terminated due to his death or Disability, the Participant (or the Participant’s beneficiary) may exercise the vested portion of a Non-Qualified Stock Option for up to one year after the date of the Participant’s termination of employment or service, as applicable, but in no event later than the date of expiration of the Option.

(iii) Termination for Cause. If the Participant’s termination of employment or service, as applicable, is terminated by an Employer for Cause, any outstanding Option (whether vested or unvested) will immediately expire and be forfeited upon such termination.

(iv) Other Terminations. Upon any other termination of employment or service, as applicable, other than for the reasons set forth in subSections (ii) or (iii) above or as set forth in Section 12, the Participant may exercise the vested portion of the Option for up to 90 days after the date of the Participant’s termination of employment or service, as applicable, but in no event later than the date of expiration of the Option.

(j) Non-transferability of Options.

(i) Subject to Sections 6(j)(ii) and 20(b) hereof, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Subject to Sections 6(j)(ii) and 20(b) hereof, during the lifetime of a Participant, the Option may be exercised only by the Participant or his guardian or legal representative.

(ii) The Committee may grant Non-qualified Stock Options (with or without tandem SARs) that are transferable during the lifetime of the Participant but only to the extent consistent with applicable laws and registration requirements, provided that (A) no consideration is paid for the transfer and (B) no Options granted to Section 16 Persons may be transferable unless and except to the extent such transferability would not result in the loss of any Rule 16b-3 exemptions for nontransferable Options granted or to be granted under the Plan; provided, that, in the absence of such provisions in the Award Agreement, the Options will be non-transferable except as provided in Section 6(j)(i) hereof. The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer. The Award Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:

(i) In connection with the grant, and exercisable in lieu, of Options (“Tandem SARs”);

(ii) In connection with, and exercisable in addition to, the grant of Options (“Additive SARs”);

(iii) Independent of the grant of Options (“Freestanding SARs”); or

(iv) In any combination of the foregoing.

(b) Exercise Price. The SAR Exercise Price shall be determined in the sole discretion of the Committee and set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date. The SAR Exercise Price of a Tandem SAR or an Additive SAR shall be the same as the Option Price of the Related Option.

(c) Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem SAR equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised and the Option Price of the Related Option.

(d) Exercise of Additive SARs. Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Option. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Option remains unexercised.

(e) Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

(f) Other Conditions Applicable to SARs. In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (i) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (ii) the Option Price of the Related Option in the case of either a Tandem SAR or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

(g) Payment Upon Exercise of SARs. Subject to the provisions of the Award Agreement, upon the exercise of a SAR, the Participant shall be entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) SAR Exercise Price.

Payment to the Participant shall be made in Shares, valued at the Fair Market Value of the date of exercise, in cash, or a combination thereof, as the Committee may provide in the Award Agreement. To the extent required to satisfy the conditions of Rule 16b-3(e), or as otherwise provided in the Award Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of an SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

(h) Non-transferability of SARs. No SARs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise pursuant to Section 20(b) hereof. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

8. Restricted Stock and Restricted Stock Units.

(a) Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may grant awards of Restricted Stock or Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Participants receiving such awards shall not be required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Committee in its sole discretion, unless required by applicable law. Any grant of an Award under this Section 8 or the vesting thereof may be further conditioned upon the attainment of Performance Measures established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Awards.

(b) Award Agreement. Each award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the additional terms of the Award, including the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares granted or relating to such award, and such other provisions as the Committee shall determine.

(c) Transferability. Except as provided in this Section 8, neither the Shares of Restricted Stock or Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of such other conditions as may be specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

(d) Other Restrictions. The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Committee, in its sole discretion, may have Shares of Restricted Stock issued without legend and held by the Secretary until such time that all restrictions are satisfied.

(e) Restricted Stock Certificate Legend. In the event that the Committee elects to legend the certificates representing Restricted Stock, and in addition to any legends placed on certificates pursuant to Section 8(d) hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Neogen Corporation 2015 Omnibus Incentive Plan, effective October 1, 2015, and in any related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Neogen Corporation.”

(f) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee in its sole discretion. Once the Shares are released from the restrictions, the Participant shall be entitled to have removed any legend that may have been placed on the certificates representing such Shares pursuant to Sections 8(d) and 8(e) hereof.

(g) Rights of Holders of Shares of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Shares of Restricted Stock shall have the right to vote such Shares and the right to receive any dividends or distributions declared or paid with respect to such Shares. All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed and the Shares shall bear legends reflecting such restrictions.

(h) Rights of Holders of Restricted Stock Units. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as shareholders of the Company. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the payment of a cash dividend or distribution on outstanding Shares, or at any time thereafter, a cash payment for each Restricted Stock Unit held equal to the per-share dividend, which payment would be paid in accordance with rules set forth by the Committee. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

(i) Settlement of Restricted Stock Units. Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Committee and set forth in the Award Agreement. The Committee may, in its sole discretion, settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(j) Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with the Company and its Affiliates is terminated before vesting of any Shares of Restricted Stock or Restricted Stock Units, any Share of Restricted Stock or Restricted Stock Unit that is not vested at the time of a Participant’s termination of employment or service, as applicable, shall be forfeited. Upon forfeiture, the Participant shall have no further rights with respect to such Award, including the right to vote such Shares or the right to receive dividends with respect to such Shares.

9. Performance Awards.

(a) Grant of Performance Awards. Subject to the terms and provisions of the Plan, the Committee may authorize grants of Performance Awards to Participants in the form of either Performance Units or Performance Shares, and such Awards shall be evidenced by an Award Agreement. Each Award Agreement shall specify the additional terms of the Performance Awards, including the number of Performance Units or Performance Shares (subject to Section 13 hereof), the time and manner in which such Award shall be settled, the performance period to which it relates, the applicable Performance Measures, and such other terms and conditions as the Committee determines consistent with the terms of the Plan. Subject to Section 4 and 5 hereof, the Committee shall have complete discretion in determining the size of any Performance Award granted to Participants hereunder. Participants receiving Performance Awards shall not be required to pay the Corporation therefor (except for applicable tax withholding) unless required by applicable law.

(b) Performance Period. The performance period with respect to each Performance Award shall be set forth in the Award Agreement, and may be subject to earlier termination in the event of a termination of employment or service.

(c) Performance Measures. Each Award Agreement for Performance Awards shall specify the Performance Measures that are to be achieved by the Participant and a formula for determining the settlement amount to be paid (in the form provided in Section 9(f) hereof) if the Performance Measures are achieved. The Committee may establish a pool that will be funded based on the achievement of Performance Measures or a percentage of any of the underlying business criteria, provided that if such design feature is intended to apply to Covered Employees, such feature must meet the requirements of Section 162(m) of the Code. In addition, the Committee may exercise negative discretion to reduce the amount of, or eliminate, a Performance Award that otherwise would be payable pursuant to this Section 9, but may not increase any amount payable under a Performance Award intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

(d) Adjustments relating to Performance Measures. The Committee is authorized to exclude one or more of the following items in establishing Performance Measures for Performance Awards: (1) extraordinary items outside the ordinary course of business, including acquisitions, dispositions, restructurings; (2) accounting policy changes required by the U.S. Securities and Exchange Commission or the U.S. Financial Accounting Standards Board; (3) the effect of any change in the outstanding shares of Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, share repurchase, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; and (4) any other objective criteria established by the Committee. Notwithstanding the foregoing, any determinations by the Committee to exclude such items with respect to a Performance Award granted to a Covered Employee and intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must be made before the first to occur of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25% of the period of service to which the performance goals relate.

(e) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to a Participant who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9(e).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more Performance Measures, as specified by the Committee and meet the requirements of this Section 9(e). Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Timing For Establishing Performance Goals. Performance goals shall be established, in writing, not later than the first to occur of 90 days after the commencement of the period of service to which the performance goals relate and the lapse of 25% of the period of service to which the performance goals relate, or at such other date as may be required for “performance-based compensation” under Section 162(m) of the Code.

(iii) Committee Certification. Prior to the settlement of any Award that is contingent on the achievement of one or more Performance Measures, the Committee shall certify in writing that the applicable performance goals and any other material terms of the Award were in fact satisfied. For purposes of this Section 9(e)(iii), approved minutes of the Committee shall be adequate written certification.

(iv) Status Performance Awards Under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under this Section 9(e) granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. Accordingly, the terms of this Section 9(e), including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with Section 162(m) of the Code. The foregoing notwithstanding, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any Award Agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(f) Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of Performance Award shall be made in cash, Stock, other property or a combination thereof as set forth in the Award Agreement. Payment may be made in a lump sum or installments as prescribed by the Committee.

(g) Non-transferability. Unless the Committee provides otherwise pursuant to Section 20(b) hereof, no Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

(h) Dividends or Dividend Equivalent Rights for Performance Awards. Notwithstanding anything to the foregoing in the Plan, the right to receive dividends, dividend equivalent rights or distributions with respect to a Performance Award shall only be earned by a Participant if and to the extent that the underlying Performance Award is earned by the Participant, and shall be paid in the same time and manner as the underlying Performance Award.

(i) Voting Rights. During the performance and vesting periods, Participants in whose name Performance Shares are granted hereunder may not exercise voting rights with respect to those Shares.

(j) Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement, in the event a Participant’s employment or service with the Company and its Affiliates is terminated before the Performance Shares or Performance Units are earned and vested, such Performance Shares and/or Performance Units shall be forfeited.

10. Other Stock and Stock Unit Awards.

(a) Grant. The Committee is authorized to grant to Participants, either alone or in addition to other Awards made under the Plan, Other Stock and Stock Unit Awards to be issued at such times, subject to or based upon achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Award Agreement relating thereto, which need not be the same with respect to each Participant. Stock or other securities granted pursuant to Other Stock and Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

(b) Sale and Transferability. To the extent an Other Stock and Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise pursuant to Section 20(b) hereof. All rights with respect to such Other Stock and Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

(c) Termination of Service. Unless otherwise set forth in the Award agreement, if, with respect to any Award, a Participant’s termination of employment or service, as applicable, occurs before the end of any period of restriction or non-transfer, or the vesting date applicable to such Award (or the applicable portion of such

Award), or any performance goals or other vesting conditions are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such goals and conditions, then all such then unvested and/or unearned Awards shall be forfeited by the Participant.

11. Effect of Termination of Employment or Service on Awards; Forfeiture.

(a) Generally. Subject to Section 3(b) hereof, the Committee may provide in any Award Agreement the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant’s service or employment with the Company or an Affiliate terminates prior to the end of a performance period, Period of Restriction or the exercise, vesting or settlement of such Award. Notwithstanding any other provision of this Plan to the contrary, in the event of a Participant’s termination of employment or service (including by reason of death, Disability, or Retirement), or business divestiture, leave of absence approved by the Company, or in the event of hardship or other special circumstances, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. However, any such actions taken by the Committee shall be subject to Section 3(b) hereof and should comply with the requirements of Code Sections 409A and 162(m) (and, with the latter, only to the extent such award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

(b) Transfers between Employers. Awards under the Plan shall not be affected by the change of a Participant’s status within or among the Company and any Affiliate, so long as the Participant continues to be employed by or provide services to the Company or an Affiliate. For purposes of the Plan and any Award hereunder, if an entity that a Participant is employed by or otherwise providing services to ceases to be an Affiliate, a Participant shall be deemed to terminate employment or service, as applicable, on the date of the entity’s change in status, unless the Participant continues as a service provider in respect of the Company or another Affiliate (after giving effect to the change in status).

12. Change in Control. Except as otherwise provided in an Award Agreement, in the event of a Change in Control or immediately prior to a Change in Control of the Company, the Committee may, but is not obligated to, without Participant consent (a) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award, (b) cancel Awards for a cash payment equal to their fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, shall be deemed to be equal to the excess, if any, of value of the per Share consideration to be paid in the Change in Control transaction over the aggregate Option Price (in the case of Options) or SAR Exercise Price (in the case of SARs), or (c) cause any or all restrictions or conditions related to an Award to be released and accelerated, in such a manner, in the case of Section 16 Persons, as to conform to the provisions of Rule 16b-3. For avoidance of doubt, the treatment of Awards upon a Change in Control may vary among Participants in the Committee’s sole discretion. Notwithstanding the foregoing, the Committee has the discretion to require that a Participant experience a termination of employment or service before taking any of the actions described in this Section 12.

13. Adjustment for Changes in Stock Subject to Plan and Other Events. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of Shares subject to the Plan, in the number and kind of Shares covered by outstanding Awards, in the Option price per Share of outstanding Options or the SAR Exercise Price of outstanding SARs, and in the maximum number of Shares that may be issued to any Participant pursuant to Awards made under the Plan. If the adjustment would produce fractional Shares with respect to any then outstanding Awards, the Committee may adjust appropriately the number of Shares covered by the outstanding Awards so as to eliminate the fractional Shares. Any adjustment made under this Section 13 shall be done in a manner that complies with Section 409A of the Code, and any adjustments made with respect to Incentive Stock Options shall comply with Sections 422 and 424 of the Code.

14. Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant, vesting or exercise of Awards or issuance of Shares in connection therewith, as it deems advisable.

15. Effectiveness of Plan. This Plan will be effective upon the approval by a majority of the votes cast by the shareholders of the Company at a meeting of shareholders duly called and held for such purpose within twelve months of adoption of this Plan by the Board. Only Options may be granted prior to such shareholder approval, and such Options may not be exercisable prior to such shareholder approval.

16. Amendment, Modification, and Termination of Plan.

(a) Amendment, Modification and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Award shall be granted hereunder after the close of business on the next day preceding the tenth anniversary of the date of approval by shareholders as contemplated by Section 15 hereof. The Board may terminate, amend, or modify the Plan in its discretion, and any amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations. The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with Sections 162(m) and 409A of the Code, or with Rule 16b-3.

(b) Awards Previously Granted. No termination, amendment, or modification of the Plan, shall adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

17. Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. Unless the Committee otherwise agrees in an Award Agreement or otherwise, a portion of any grant or award shall, at the time that the same becomes taxable to the Participant, be relinquished to the Company to satisfy the Participant’s federal tax withholding requirement. The Fair Market Value of any Shares (determined at the date of withholding) withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined using the applicable minimum statutory tax withholding rates. For the avoidance of doubt, the Participants shall have no legal right to own or receive any Shares withheld from delivery for such purpose, and otherwise shall have no rights in respect of such Shares whether as a shareholder or otherwise. The Company shall have the power and the right to deduct or withhold from any other payments due to a Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment under or as a result of this Plan.

18. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. Section 409A of the Code.

(a) Generally. This Plan and any Award granted hereunder is intended to comply with, or be exempt from, the provisions of Section 409A of the Code, and shall be interpreted and administered in a manner consistent with that intention. Each payment under this Agreement is intended to be a “separate payment” and not of a series of payments for purposes of Section 409A.

(b) 409A Awards. The provisions of this Section 19 shall apply to any 409A Award or any portion an Award that is or becomes subject to Section 409A of the Code, notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. 409A Awards include, without limitation:

(i) Any Non-qualified Stock Option or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award; and

(ii) Any other Award that provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below).

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is 2 1/2 months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a “substantial risk of forfeiture”, or (ii) the date that is 2 1/2 months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance.

(c) Subsequent Elections. Any 409A Award which permits a subsequent election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(i) No subsequent election may take effect until at least 12 months after the date on which the subsequent election is made;

(ii) Each subsequent election related to a payment in settlement of an Award (other than upon the Participant’s death or Disability or upon an Unforeseeable Emergency) must result in a delay of the payment for a period of not less than five years from the date such payment would otherwise have been made; and

(iii) No subsequent election related to a payment to be made upon a specified time shall be made less than twelve months prior to the date of the first scheduled installment relating to such payment.

(d) Payments of 409A Awards. No payment in settlement of a 409A Award may commence earlier than:

(i) Separation from Service (as determined pursuant to Treasury Regulations or other applicable guidance);

(ii) The date the Participant becomes Disabled;

(iii) Death;

(iv) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award, or (ii) specified by the Participant in an Election complying with the requirements of Section 19(c) hereof, as applicable;

(v) To the extent provided by Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(vi) The occurrence of an “Unforeseeable Emergency” (as defined in Section 409A of the Code).

(e) Six Month Delay. Notwithstanding anything else to the contrary in the Plan, to the extent that a Participant is a “Specified Employee” (as determined in accordance with the requirements of Section 409A of the Code), no payment on account of a Participant’s Separation from Service in settlement of a 409A Award may be made before the date which is six months after such Participant’s date of Separation from Service, or, if earlier, the date of the Participant’s death.

(f) Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any 409A Award for payment in settlement of all or a portion of such Award in the event that a

Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such payment(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All payments with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(g) No Acceleration of Payments. Notwithstanding anything to the contrary in this Plan, this Plan does not permit the acceleration of the time or schedule of any payment under this Plan in settlement of a 409A Award, except as provided by Section 409A of the Code and/or Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance.

20. General.

(a) Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No Shares shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

(b) Effect of the Plan. The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company, its parent, or an Affiliate or the Committee or the Board, except as expressly provided in the Plan. The Plan does not constitute a contract of employment between the Company or any of its Affiliates and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the employment of the Company or any of its Affiliates or to provide service on the Board. No Award and no right under the Plan, contingent or otherwise, shall be subject to any encumbrance, pledge or charge of any nature or shall be assignable except that a beneficiary may be designated in respect to the Award in the event of the death of the holder of the Award and except, also, that if the beneficiary shall be the executor or administrator of the estate of the holder of the Award, any rights in respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award or under the laws relating to descent and distribution.

(c) Nonexclusivity of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of options not otherwise under the Plan.

(d) Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of Participant’s compensation for purposes of determining the Participant’s benefits under any other benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

(e) Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any

Affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Options, SARs, Restricted Stock, Performance Shares, Performance Units or other Awards hereunder held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment, provided that any such payment or benefit that is excluded from the coverage of Section 409A of the Code shall be reduced or eliminated prior to the reduction or elimination of any benefit that is related to a 409A Award.

(f) Creditors. The interests of any Participant under the Plan or any Award Agreement shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

(g) Governing Law. The Plan, and all Award Agreements made pursuant hereto, shall be governed, construed, and administered in accordance with and governed by the laws of the State of Michigan (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such jurisdiction or any other jurisdiction).

(h) Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for the exemption from liability provided in Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

(i) Changes in Laws, Rules or Regulations. References in the Plan to any law, rule or regulation shall include a reference to any corresponding rule (or number redesignation) of any amendments or restatements to such law, rule or regulation adopted after the effective date of the Plan’s adoption.

(j) Headings. Headings are given to the Sections and subSections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(k) Number and Gender. Under the Plan, the singular form of a word shall include the plural form, the masculine gender shall include the feminine gender and similar interpretations shall prevail as the context requires.

(l) Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(m) Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or issue options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.

(n) Complete Statement of Plan. This document is a complete statement of the Plan.

* * *

As adopted and approved by the Board on July 23, 2015, subject to approval by the shareholders of the Company.

NEOGEN CORPORATION

Annual Meeting of Shareholders – October 1, 2015

The undersigned hereby appoints Steven J. Quinlan with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1 THROUGH 4 ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY MATTER NOT OTHERWISE COVERED HEREBY, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

Please sign, date and mail your

proxy card back as soon as possible.

Annual Meeting of Shareholders

NEOGEN CORPORATION

October 1, 2015

Please Detach and Mail in Envelope Provided

☒ Please mark your

vote as in this

example.

THE BOARD OF DIRECTORS RECOMMENDS FOR THE LISTED NOMINEES AND PROPOSALS 2, 3 AND 4.

	FOR	WITHHELD
1. ELECTION OF DIRECTORS	☐	☐
Nominees:
Richard T. Crowder
A Charles Fischer
Ronald D. Green

To withhold authority to vote for any individual nominee(s) write his or their names in the following space:

2. TO APPROVE THE ESTABLISHMENT OF THE NEOGEN CORPORATION 2015 OMNIBUS INCENTIVE PLAN

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE COMPENSATION OF EXECUTIVES.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. RATIFICATION OF APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM.

FOR	AGAINST	ABSTAIN
☐	☐	☐

SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

SIGNATURE(S)	TITLE

DATE             , 2015

NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.